600 North Centennial Street
Zeeland, Michigan 49464

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

The Annual Meeting of the Shareholders of Gentex Corporation ("Company"), a Michigan corporation, will be held at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan, on Thursday, May 16, 2019, at 4:30 p.m. EDT, for the following purposes:

1.    To elect nine directors as set forth in the Proxy Statement.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2019.

3.	To approve, on an advisory basis, the compensation of the Company's named executive officers.

4.	To approve the Gentex Corporation 2019 Omnibus Incentive Plan.

5.	To transact any other business that may properly come before the meeting, or any adjournment thereof.

Shareholders of record as of the close of business on March 18, 2019, are entitled to notice of, to attend, and to vote at the meeting and are being sent this Proxy Statement on or about April 2, 2019. We are pleased to offer multiple options for voting your shares. As detailed in the "Solicitation of Proxies" section of the Proxy Statement, you can vote your shares via the Internet, by telephone (1-800-690-6903), by mail, or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most efficient method. If your shares are held in "street name," (that is held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

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Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be held on May 16, 2019

You are receiving this notice that the proxy materials for our 2019 Annual Meeting of Shareholders are available on the Internet. The following proxy materials can be found https://www.proxyvote.com:

Company's 2019 Proxy Statement;
Company's Annual Report to Shareholders for the year ended December 31, 2018; and
Proxy Card or Voting Instruction Form.

Whether or not you expect to be present at the meeting, you are urged to promptly vote your shares using one of the methods discussed above. If you do attend the meeting and wish to vote in person, you must withdraw your earlier-dated Proxy as set forth in the Proxy Statement, and provide proof of ownership of Company shares as of the record date of March 18, 2019.

BY ORDER OF THE BOARD OF DIRECTORS

    Scott Ryan
    Corporate Secretary

April 2, 2019

GENTEX CORPORATION

600 North Centennial Street
Zeeland, Michigan 49464

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD MAY 16, 2019

QUESTIONS & ANSWERS

PROXY STATEMENT

What is a Proxy and a Proxy Statement?
The Company’s Board of Directors is soliciting proxies for the 2019 Annual Meeting of Shareholders. A proxy is your authorization for someone else to vote on your behalf in the way you want to vote and allows you to be represented at the Annual Meeting of Shareholders even if you are unable to attend. A Proxy Statement is the document the United States Securities and Exchange Commission ("SEC") requires and the Company provides to explain the matters you are being asked to vote on by proxy and to disclose certain relevant information.

On or about April 2, 2019, the Company mailed to shareholders of record as of March 18, 2019 (other than those who previously requested electronic delivery), a Notice of Internet Availability of Proxy Materials ("Notice") containing instructions on how to access the Proxy Statement and Annual Report for the year ended December 31, 2018. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how to electronically access and review all the proxy materials, and these materials are available at https://www.proxyvote.com or https://materials.proxyvote.com/371901. The Notice also includes instructions about how you may request to receive proxy materials in printed form on a one-time or on-going basis.

What will I be voting on?

•	Election of nine directors

•	Ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2019 (see page 40).

•	Approval, on an advisory basis, of the compensation of the Company's named executive officers (see page 41).

•	Approval of the Gentex Corporation 2019 Omnibus Incentive Plan (see pages 42 - 51).

The Board of Directors recommends a vote: FOR each of the nominees to the Board of Directors; FOR ratification of the appointment of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2019; FOR approval, on an advisory basis, of the compensation of the Company's named executive officers; and FOR approval of the Gentex Corporation 2019 Omnibus Incentive Plan.

How do I vote?

You can vote either in person at the Annual Meeting or by Proxy without attending the Annual Meeting. We urge you to vote by Proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold and conduct business at the meeting. If you attend the meeting and wish to vote in person, you must withdraw your earlier-dated Proxy in accordance with this Proxy Statement and provide proof of ownership of Company shares as of the record date of March 18, 2019.

Please note that there are separate telephone and Internet arrangements, depending upon whether you are a holder of record [that is, if your shares are registered in your own name with the Company's transfer agent and you have possession of your stock certificate(s)] or whether you hold your shares in "street name" (that is, if your shares are held for you by a broker or other nominee, in which case you are considered the beneficial owner).

Shareholders of record voting by Proxy may use one of the following three options:

•	Vote by Internet (log on to https://www.proxyvote.com and follow the directions there);

•	Vote by toll-free telephone (1-800-690-6903 - instructions are on the Proxy Card or Voting Instruction Form); or

•	Fill out the enclosed Proxy Card or Voting Instruction Form, sign it, and mail it.

If you hold your shares in "street name," please refer to the information forwarded by your broker or other nominee to see which options are available to you. Your broker or other nominee has enclosed or otherwise provided a Voting Instruction Form.

A beneficial owner who wants to cast a vote directly, rather than have a broker or other nominee do so, can either: become a registered owner; or ask the broker or nominee to execute a proxy on your behalf. You can become a registered owner by having your broker or other nominee "certificate" your position, in which case you will receive an actual certificate for your stock, or your share ownership can be moved into a "direct registration system." Alternatively, you can check a box on the Voting Instruction Form indicating your plan to attend the meeting and to vote your shares directly, in which case your broker or other nominee should then send you your proxy. Please contact your broker or other nominee for more details.

The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. EDT on May 15, 2019. The telephone and Internet voting procedures are designed to authenticate shareholders by the use of control numbers and to allow you to confirm that instructions have been properly recorded.

Can I change my vote?

Yes. At any time before your Proxy is voted at the meeting, you may change your vote by:

•	Revoking it by written notice to the Corporate Secretary at the address on the cover of the Proxy Statement;

•	Delivering a later-dated Proxy (including a telephone or Internet vote);

•	Voting by telephone or Internet at a subsequent time; or

•	Voting in person at the meeting.
If you hold your shares in "street name," please refer to the information forwarded by your broker or other nominee for procedures on revoking or changing your Proxy.

How many votes do I have?

You will have one vote for every share of common stock that you owned on March 18, 2019.

How many shares are entitled to vote?

There were 256,885,095 shares of the Company common stock outstanding as of March 18, 2019, and, accordingly, entitled to vote at the meeting. Each share is entitled to one vote.

How many votes must be present to hold the meeting?

The record date is March 18, 2019, and was established by the Board of Directors as required. Under the Company’s Bylaws, a majority of all of the voting shares of the capital stock issued and outstanding as of March 18, 2019, must be present in person or by Proxy to hold the Annual Meeting.

What if I do not vote for some or all the matters listed on my Proxy Card or Voting Instruction Form?

If you return a Proxy Card or Voting Instruction Form without indicating your vote for some or all of the matters, if permissible, your shares will be voted as follows for any matter you did not vote on:

•	For the approval of the director nominees to the Board of Directors listed on the card.

•	For ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ended December 31, 2019.

•	For the approval, on an advisory basis, of the compensation of the Company's named executive officers.

•	For the approval of the Gentex Corporation 2019 Omnibus Incentive Plan.

How many votes are needed for the approval of items upon which the shareholders are being asked to vote?

•
Under Michigan law, the nine nominees for director will be elected by a plurality of the votes cast. Notwithstanding the foregoing, the Company's Bylaws provide that if a director is elected by less than a majority of the votes cast, then such director shall promptly tender his or her resignation by written notice to the Board of Directors.

•	Ratification of Ernst & Young LLP as the Company's auditors for the fiscal year ended December 31, 2019, is by a majority of votes cast.

•	The proposal to approve the compensation of the Company's named executive officers is advisory and the Board of Directors will take such votes into account when considering future actions.

•	The proposal to approve the 2019 Omnibus Incentive Plan is approved by a majority of votes cast.

What if I vote to "abstain?"

A vote to "abstain" on the election of the directors, ratification of Ernst & Young LLP as the Company's auditors, or the Gentex Corporation 2019 Omnibus Incentive Plan will have no effect on the outcome. A vote to abstain with respect to approval of named executive officer compensation will be taken into account by the Board of Directors in determining future action.

What if I do not return my Proxy Card or Voting Instruction Form and do not attend the Annual Meeting?

If you are a holder of record and you do not vote your shares, your shares will not be voted. If you hold your shares in "street name," and you do not give your broker or other nominee specific voting instructions for your shares, your broker or other nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon.

If you do not give your record holder specific voting instructions and your record holder does not vote on the matters to be voted upon, the votes will be "broker non-votes." "Broker non-votes" will have no effect on the vote for the election of directors or the other matters to be voted upon as set forth in this Proxy Statement as they are treated as present for purposes of determining the existence of a quorum, but not as shares present and voting on any specific proposal.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your individual voting privacy. Your individual vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation of votes and certification of the vote; or

•	to facilitate successful Proxy solicitation by our Board of Directors.

Occasionally, shareholders provide written comments on their Proxy Cards or Voting Instruction Forms which are then forwarded to the Company’s management.

How can I receive a copy of the Company’s Form 10-K?
You can obtain, free of charge, a copy of our Form 10-K for the year ended December 31, 2018, which we recently filed with the Securities and Exchange Commission, by writing to:

Corporate Secretary
Gentex Corporation
600 North Centennial Street
Zeeland, Michigan 49464

You can also obtain a copy of the Company’s Form 10-K and other periodic filings with the Securities and Exchange Commission (SEC) on the Company’s web site under the heading "SEC Filings" at: http://ir.gentex.com.

The Company’s Form 10-K and other SEC filings mentioned above are also available from the SEC’s EDGAR database at http://www.sec.gov.

Can I otherwise access the Company’s proxy materials and Annual Report?

The proxy materials are also available on the Company’s website at: http://ir.gentex.com

What is "householding of proxy materials?"

Only one Notice will be sent to multiple shareholders sharing a single address, unless the Company has received instructions to the contrary from one or more shareholders. If a single copy of the Notice was delivered to an address that you share with another shareholder, and you prefer to receive additional copies, send your request to the Corporate Secretary (at 600 North Centennial Street, Zeeland, Michigan 49464, 616-772-1800), and we will promptly deliver a separate copy.
.

BUSINESS HIGHLIGHTS

In 2018, the Company experienced record net sales, net income, and earnings per share. Highlights include (in thousands, except per share data):

	2018	2017	2016
Net Sales	$1,834,064	$1,794,873	$1,678,925
Operating Income	$508,126	$523,358	$511,743
Net Income	$437,883	$406,792	$347,591
Earnings Per Share (Fully Diluted)	$1.62	$1.41	$1.19
Cash Dividends Declared Per Common Share	$0.44	$0.39	$0.36
Total Assets	$2,085,434	$2,352,054	$2,309,620
Long-Term Debt Outstanding at Year End	$—	$—	$178,125

SOLICITATION OF PROXIES

This Proxy Statement is being furnished on or about April 2, 2019 to the shareholders of Gentex Corporation as of the record date, March 18, 2019, in connection with the solicitation by the Board of Directors of the Company of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 16, 2019, at 4:30 p.m. EDT, at The Pinnacle Center, 3330 Highland Drive, Hudsonville, Michigan 49426.

Each shareholder as of the record date, as an owner of the Company, is entitled to vote on matters to come before the Annual Meeting. The use of a Proxy allows a shareholder of the Company to be represented at the Annual Meeting even if the shareholder is unable to attend in person.

There are four ways to vote your shares:

1)	By Internet at https://www.proxyvote.com We encourage you to vote this way.

2)	By toll-free telephone (1-800-690-6903)

3)	By completing and mailing your Proxy Card or Voting Instruction Form

4)	By written ballot at the Annual Meeting

If the form of Proxy accompanying this Proxy Statement is properly executed using any of the methods described above, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of the meeting. Where shareholders specify a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by Proxy will be voted: FOR the election of all nominees named in the Proxy; FOR ratification of Ernst & Young LLP as the Company’s auditors for the fiscal year ending December 31, 2019; FOR approval, on an advisory basis, of the compensation of the Company's named executive officers; and FOR the Gentex Corporation 2019 Omnibus Incentive Plan. These proposals are described in this Proxy Statement. A Proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to the Corporate Secretary, (2) delivery of a later-dated Proxy, including a telephone or Internet vote, or (3) attending the meeting and voting in person, as discussed above.

VOTING SECURITIES AND RECORD DATE

March 18, 2019, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 256,885,095 shares of the Company’s common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company’s common stock registered in their names at the close of business on the record date. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not, however, counted in tabulations of votes cast on matters presented to shareholders, though the Board of Directors will consider abstentions in determining future actions.

ELECTION OF DIRECTORS

The Company’s Restated Articles of Incorporation specify that the Board of Directors shall consist of at least six, but not more than nine members, with the exact number to be determined by the Board of Directors. The Board of Directors has currently set the number of directors at nine. The Restated Articles of Incorporation state that directors shall be elected annually for terms expiring at the next annual meeting of shareholders.

All of the members of the Company’s Board of Directors qualify as "independent directors" as determined in accordance with the current listing standards of The NASDAQ Global Select Market ("NASDAQ"). Based on these current NASDAQ listing standards, the Company’s Board of Directors has identified and affirmatively determined the following directors have no material relationships with the Company other than as a director and are independent: Leslie Brown, Gary Goode, James Hollars, John Mulder, Richard Schaum, Frederick Sotok, Kathleen Starkoff, Brian Walker, and James Wallace. In making its independence determinations, the Board of Directors considered: the former employment and a former consulting arrangement of Mr. Mulder; the former employment of Mr. Hollars; the fact that Mr. Sotok's son has an interest in a small vendor of the Company; and the fact that Mr. Walker's son is a staff member of the Company's independent auditor (but has no involvement with the Company's audit). The Board of Directors determined that these circumstances do not interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Each of the current Board of Directors members have been determined to meet the required experience and qualifications set forth in the Company's Position Profile: Member of the Board of Directors, including, among them, high levels of personal and professional integrity, distinguished management careers, and the demonstrated ability to work effectively as Board members. Combined with the other desirable characteristics and experience of such individuals, these individuals have the experience, qualifications, attributes, and/or skills (which are described below) which led the Nominating and Corporate Governance Committee to recommend such individuals to the Board of Directors for nomination for election to the Board of Directors, and led the Board of Directors to conclude such individuals should be nominated for election to the Board of Directors.

The terms of all current Board of Directors members will expire upon the election of the directors to be elected at the 2019 Annual Meeting. The Board of Directors has (upon the recommendation of the Company's Nominating and Corporate Governance Committee) nominated Leslie Brown, Gary Goode, James Hollars, John Mulder, Richard Schaum, Frederick Sotok, Kathleen Starkoff, Brian Walker, and James Wallace for election as directors at the Annual Meeting, each to serve a one-year term expiring in 2020. The Nominating Committee and Corporate Governance Committee continues to avail itself of a variety of resources in its efforts to identify qualified and diverse candidates. Candidates are sought not only in traditional corporate environments, but also other environments such as government, academia, private enterprise, nonprofit organizations, and a variety of professions. In order to promote diversity, the Nominating and Corporate Governance Committee is: willing to consider exceptions to the Board of Directors Attendance and Overboarding Policy; considering search firms with a track record of identifying qualified, diverse director candidates; as appropriate, seeking to engage with organizations representing the interests of women and minorities; and periodically reviewing its processes and procedures to ensure there are no structural impediments to increasing Board diversity. The Board of Directors continues to build a pool of diverse candidates and the Board's diversity has increased because of these actions. The Nominating and Corporate Governance Committee seeks to ensure diverse candidates are considered and interviewed for any open Board seat(s). The Board of Directors believes its diversity will continue to increase as a result of the foregoing approach taken by the Nominating and Corporate Governance Committee.

Unless otherwise specifically directed by a shareholder’s marking on the Proxy Card or Voting Instruction Form, or in directions given either via the Internet or telephone, the persons named as Proxy voters in the accompanying Proxy will vote for the nominees described above and below. If any of these nominees becomes unavailable, which is not now anticipated, the Board of Directors may designate a substitute nominee, under the recommendation of the Nominating and Corporate Governance Committee, in which case the accompanying Proxy will be voted for the substituted nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

A plurality of votes cast by shareholders at the meeting is required to elect directors of the Company under Michigan law. Accordingly, the nominees who receive the largest number of affirmative votes will be elected, regardless of the number of votes received. Notwithstanding the foregoing, the Company, in response to a shareholder proposal and with the proponent's concurrence with the Company's implementation of the same, amended its Bylaws to provide that if a director is elected by less than a majority of the votes cast, then such director shall promptly tender his or her resignation by written notice to the Board of Directors. Each of the nominees has agreed to tender his or her resignation in writing to the Board of Directors if he or she is not elected by a majority of votes cast. Broker non-votes and votes withheld will not have a bearing on the outcome of the election (though the Nominating and Corporate Governance Committee and Board of Directors will consider abstentions in making future nominations). Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

The Board of Directors recommends a vote FOR the election of all persons nominated by the Board of Directors.

The content of the following table relating to age and business experience is based upon information furnished to the Company by the nominees and directors, as of February 13, 2019.

Name (Age) and Position	Business Experience
Nominees for Terms to Expire in 2020
Ms. Leslie Brown (65) Director since 2016
Ms. Brown, since 2003, is the owner and chairperson of Metal Flow Corporation, a Holland, Michigan, based high volume producer of technically sophisticated custom metal (of various varieties) components through deep draw processes. Including operations in China, Metal Flow Corporation globally ships over one million parts daily for a variety of automotive applications, including airbags, decorative trim, emissions, fuel handling, sensors, and solenoids. As such, Ms. Brown has a significant understanding of, and experience with, challenges faced by manufacturing companies that supply the global automotive industry. In addition to her years of experience as an entrepreneurial automotive supplier, as a prominent local businesswoman serving on a variety of community organization boards of directors (including as chairperson of the Holland Hospital Board), Ms. Brown has demonstrated a high degree of professionalism and personal integrity. Ms. Brown offers insight and perspective especially in terms of developing and maintaining an entrepreneurial team. Ms. Brown has been affirmatively identified as an independent director by the Board of Directors. She serves on the Company's Nominating and Corporate Governance Committee.

Mr. Gary Goode (73) Director since 2003
Mr. Goode is the Chairman of Titan Distribution LLC, an Elkhart, Indiana company, that offers consulting and distribution services related to structural adhesives, and has held that position since 2004. He was previously employed at Arthur Andersen LLP for 29 years, including 11 years as the managing partner of its West Michigan practice, until his retirement in 2001. As an audit committee financial expert, Mr. Goode provides the Board with financial reporting and accounting expertise. His many years of public accounting experience provided Mr. Goode the opportunity to work with a great variety of small and large companies, including public companies, in a broad array of industries (including automotive and technology companies). Such experience allows Mr. Goode to provide excellent perspective to the Board of Directors. Mr. Goode has been affirmatively identified as an independent director by the Board of Directors and as an audit committee financial expert. He is Chair of the Company's Audit Committee and serves on the Company's Compensation and Nominating and Corporate Governance Committees.

Mr. James Hollars (74) Director since 2014
Mr. Hollars currently serves as a license partner of Engel & Volkers, a global company and lifestyle brand providing high quality services to those seeking to buy and sell real estate and has so served for more than five years. Prior to that, he served as the Senior Vice President - Sales of the Company from 1999 to 2009. Mr. Hollars has an exceptional understanding of the sales process for suppliers to automotive OEMs, especially in Europe which continues to be an important geographic market for the Company. Mr. Hollars offers the Board of Directors unique insight into the decision-making process of automotive customers in regards to sourcing. His familiarity with the Company's core business principles and what it takes to work in an entrepreneurial environment allow him to understand the Company more fully. Mr. Hollars has been affirmatively identified as an independent director by the Board of Directors.

Mr. John Mulder (82) Director since 1992
Mr. Mulder was the Vice President-Customer Relations of the Company from February 2000 to June 2002. Before that, he was Senior Vice President-Automotive Marketing of the Company from September 1998 to February 2000. Prior to September 1998, he was Vice President- Automotive Marketing of the Company for more than five years. Mr. Mulder's overall understanding of the Company's primary industry and intimate knowledge of selling to automotive OEMs provides insight to the Board of Directors. His familiarity with the Company's core business principles and close relationship developed over the years with relevant decision makers at the Company's customers offer the Board of Directors a valuable perspective. Mr. Mulder has been affirmatively identified as an independent director by the Board of Directors.

Mr. Richard Schaum (72) Director since 2011
Mr. Schaum has been General Manager of 3rd Horizon Associates LLC, a technology assessment and development company, since May 2003. From October 2003 until June 2005, he was Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc., a startup company involved in the commercialization of proprietary electric propulsion systems. Prior to that, for more than thirty years, he was with DaimlerChrysler Corporation, and its predecessor, Chrysler Corporation, including as Executive Vice President, Product Development, and General Manager of Powertrain Operations. His responsibilities over those years included product development, manufacturing, program management, and quality. Mr. Schaum is a fellow of the Society of Automotive Engineers and served as its President from 2007 to 2008. He is on the Board of Directors and is a member of the Audit and Compensation Committees of Sterling Construction, Inc., a heavy civil construction company. He has also previously served on the Board of Directors of BorgWarner, Inc. Mr. Schaum has extensive executive and management experience at all levels in a Fortune 100 company and more recent experience with an entrepreneurial start-up company, as well as knowledge of, and interest in, corporate governance matters, gained on the board of a Fortune 500 company. In addition, his technical background and operating experience contribute to the breadth and depth of the Board's interactions and deliberations. Mr. Schaum has been affirmatively identified as an independent director by the Board of Directors. He is chair of the Company's Compensation Committee and serves on the Company's Audit Committee.

Mr. Frederick Sotok (84) Director since 2000
Mr. Sotok was Executive Vice President and Chief Operating Officer of Prince Corporation (manufacturer of automotive interior parts that was acquired by Johnson Controls in 1996) in the last five years of his employment which began in October 1977 and ended in October 1996. By virtue of Mr. Sotok's former position at a large automotive interior and electronic parts supplier, Mr. Sotok has a thorough understanding of the global automotive industry and the unique challenges faced by automotive suppliers, including both organizational and administrative issues. Mr. Sotok's 17 years of experience in manufacturing management at General Electric also provides the Board of Directors with manufacturing experience to draw upon. Mr. Sotok has been affirmatively identified as an independent director by the Board of Directors. Mr. Sotok serves on the Company's Audit Committee.

Ms. Kathleen Starkoff (61) Director since 2018
Ms. Starkoff is the President and CEO of Orange Star Consulting, a Columbus, Ohio based information technology consulting firm.  She has served in that role since 2013. Prior to that, Ms. Starkoff was Chief Information Officer at the Ohio State University from 2008-2013. Before that, she served as Chief Technology Officer and Group Vice President of Limited Brands (now L Brands), a $6 billion global retailer that includes Victoria’s Secret. She also served as Chief Technology Officer and Senior Vice President of BankOne Corporation (now JPMorgan Chase).  As such, Ms. Starkoff provides the Board of Directors with significant information technology and enterprise risk management expertise, including in the public company context.  In addition, she has significant private and nonprofit board experience and has been recognized by the National Association of Corporate Directors (“NACD”) as both a “Leadership Fellow,” and a featured cyber-security expert.  Ms. Starkoff has been affirmatively identified as an independent director by the Board of Directors. Ms. Starkoff will serve on the Company's Audit Committee beginning with the review of the Company's financial results for the first quarter of 2019.

Mr. Brian Walker (57) Director since 2018
Mr. Walker most recently served as President and CEO of Herman Miller, Inc., a West Michigan based company involved in the research, design, manufacture, selling, and distribution of office furniture systems, seating products, and other free-standing furniture elements, prior to his retirement. Mr. Walker worked at Herman Miller, Inc. for 29 years in a variety of capacities, including Chief Operating Officer, Chief Financial Officer, and Executive Vice President. Mr. Walker serves as lead director of Briggs & Stratton Corporation, where he chairs the Compensation Committee and serves on the Finance Committee. Mr. Walker is also a member of the Board of Directors of Cooper Tire & Rubber Company and Universal Forest Products, where he serves as Chair of the Audit Committee. The Company is pleased to have access to Mr. Walker's executive experience and financial expertise in public company settings, along with his corporate board experience and keen understanding of challenges public companies face in West Michigan.  He has been affirmatively identified as an independent director by the Board of Directors.

Mr. James Wallace (76) Chair of the Board Director since 2007
Mr. Wallace is Chair of the Board of Cranel, Inc., a Columbus, Ohio, company that provides storage, imaging, and information technology services; data storage solutions; document imaging, storage, publishing, and duplication services; and support, to the storage and imaging industry. Previously, he served as President and Chief Executive Officer of Cranel, Inc. for more than five years. His experience in the information technology services industry offers the Board of Directors an understanding of evolving technologies, in addition to manufacturing expertise, especially while operating in an entrepreneurial environment. Mr. Wallace has been affirmatively identified as an independent director by the Board of Directors. Mr. Wallace is Chair of the Board, Chair of the Company’s Nominating and Corporate Governance Committee, and serves on the Company's Compensation Committee.

COMMON STOCK OWNERSHIP OF MANAGEMENT

The following table contains information with respect to ownership of the Company’s common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption "EXECUTIVE COMPENSATION," current executive officers, and all directors and such executive officers as a group. The content of this table is based upon information supplied by the Company’s named executive officers, directors and nominees for election as directors, and represents the Company’s understanding of circumstances in existence as of March 1, 2019.

Name of Beneficial Owner	Amount and Nature of Ownership		Percent of Class
	Shares Beneficially Owned (1)	Exercisable Options (2)
Neil Boehm	57,063	16,866	*
Leslie Brown	24,000	21,000	*
Matthew Chiodo	47,014	15,560	*
Steve Downing	201,278	81,840	*
Gary Goode	106,000	90,000	*
James Hollars	92,804	42,000	*
John Mulder (3)	109,304	28,000	*
Kevin Nash	53,080	14,682	*
Scott Ryan	47,412	22,804	*
Richard Schaum	80,000	71,000	*
Frederick Sotok (4)	44,000	17,000	*
Kathleen Starkoff	1,000	0	*
Brian Walker	0	0	*
James Wallace	95,400	78,000	*
All directors and executive officers as a group (14 persons)	958,355	498,752	*

* Less than one percent.

(1)	Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2)	This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."

(3)	Includes 50,000 shares held in a trust established by Mr. Mulder's spouse, and Mr. Mulder disclaims beneficial ownership of these shares.

(4)	Includes 348 shares owned by Mr. Sotok’s spouse through a partnership, and Mr. Sotok disclaims beneficial ownership of these shares.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information with respect to ownership of the Company’s common stock by persons or entities that are beneficial owners of more than five percent of the Company’s voting securities as of December 31, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Black Rock Inc. 40 East 52nd Street, New York, NY 10022	24,277,225	9.3%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	23,821,379	9.1%

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance set forth in the Gentex Corporation Corporate Governance Guidelines (*) as adopted for the purpose of defining responsibilities, setting high standards of professionalism and personal conduct, and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, and, in accordance with the Company's Bylaws, may appoint other committees from time to time. Each standing committee has a written charter. All such charters, as well as any documents marked with an asterisk (*) in this Proxy Statement, are available under the headings, "Investors" then "Corporate Governance" on the Company’s web site at http://ir.gentex.com. A hard copy of any of these documents will be provided to any shareholder who submits a request in writing to the Corporate Secretary, Gentex Corporation, 600 North Centennial Street, Zeeland, MI 49464.

Each member of the Board of Directors is expected to abide by the Gentex Corporation Board of Directors Attendance and Overboarding Policy (*), unless an exception thereto has been approved by the Board of Directors. That includes the expectation to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. All then members of the Board of Directors attended the 2018 Annual Meeting of Shareholders. Each of the current members of the Board of Directors, including all nominees for the Board of Directors, is expected to attend the 2019 Annual Meeting of Shareholders. During 2018, the Board of Directors held five Board meetings. All directors then serving attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served.

Responsiveness to Shareholders

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The fact that the Company has declassified its Board of Directors and implemented majority voting for directors (in the form of a director resignation Bylaw) in response to shareholder proposals, as well as allowing its shareholder rights plan (poison pill) to expire, demonstrates responsiveness to expressed shareholder concerns. In fact, implementation of majority voting for directors (in the form of a director resignation Bylaw) was done with the input and concurrence of the shareholder proponent as to form of adoption of the same.

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The Company also implemented a Lead Independent Director Policy (*) to address concerns raised by shareholders when the Company had a non-independent Chair of the Board, again demonstrating its commitment to good corporate governance and ongoing engagement with shareholders.

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The Company has added a Sustainability section to its website (which is updated periodically) and additional diversity considerations to its director nominating policies in response to suggestions from shareholders. Such diversity considerations, along with the actual practices of the Nominating and Corporate Governance Committee, have led to a broader and more diverse director candidate pool.

Board of Directors Leadership Structure

•	James Wallace serves as an independent Chair of the Board of Directors.

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While the Company had a CEO who also served as Chair of the Board, the Board of Directors implemented a Lead Independent Director Policy and had a Lead Director thereunder. The independent members of the Board of Directors have as an agenda item at each meeting the opportunity to meet without management present.

•	The Company acknowledges that independent board leadership is important, and the independent directors will continue to meet outside of the presence of management.

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Even with an independent Chair of the Board, the Company continues to believe it is important that the Board of Directors have flexibility to determine the most qualified person to serve as Board Chair rather than unduly impairing such flexibility with any policy requiring an independent Chair of the Board.

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While the Board of Directors now has an independent Chair, alleviating the need for a Lead Director, the Lead Independent Director Policy, as amended, remains in place to continue to provide the Board of Directors appropriate flexibility.

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The Board of Directors, and each standing committee of the Board of Directors, undertake annual self-evaluations which include: written evaluations; collection of relevant information; summary and review of the same by the Board of Directors and each committee; and the opportunity for each director to comment thereupon.

Audit Committee

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The Company’s Audit Committee currently includes Messrs. Goode (Chair), Schaum, and Sotok, as well as the addition of Ms. Starkoff as of the meeting of the Audit Committee related to the review of the Company's results for the first quarter of 2019.

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The Audit Committee met five times during the fiscal year ended December 31, 2018. Information regarding the functions performed by the Committee is set forth in the following "Report of the Audit Committee."

•	The Board of Directors has affirmatively determined that all members of the Audit Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

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All Audit Committee members possess the required level of financial literacy and the Board of Directors has determined that at least one member of the Audit Committee, Mr. Goode, meets the current standard of audit committee financial expert as required by the Sarbanes-Oxley Act.

•	The Audit Committee operates pursuant to the Gentex Corporation Audit Committee Charter (*).

•	The Company’s independent auditors report directly to the Audit Committee and the Audit Committee is actively engaged in selecting the audit engagement partner.

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The Audit Committee, consistent with the Sarbanes-Oxley Act and the rules adopted thereunder, meets with management and the auditors prior to the filing of officer certifications with the SEC to receive information concerning, among other things, any significant deficiencies or material weaknesses in the design or operation of internal controls.

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The Audit Committee’s policy regarding the pre-approval of audit and non-audit services provided by the Company’s independent auditors is outlined in a document called "Revised Audit Committee Procedures for Approval of Audit and Non-Audit Services by Independent Auditors," which is attached as Appendix A to this Proxy Statement.

•	The Audit Committee has adopted a policy titled "Complaint Submission and Handling Policy", to enable confidential and anonymous reporting to the Audit Committee and more generally.

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The Audit Committee reviews and approves all related-party transactions in accordance with the Audit Committee Charter. This review and approval covers all manners of related-party transactions, which are viewed in light of applicable disclosure requirements, independence standards for directors, and applicable Company codes and policies.

Compensation Committee

•	The Company’s Compensation Committee currently includes Messrs. Schaum (Chairman), Goode, and Wallace.

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The Compensation Committee met eleven times during the fiscal year ended December 31, 2018. The Compensation Committee is responsible for administering all of the Company’s incentive plans and other compensation arrangements for executive officers of the Company. Information regarding functions performed by the Committee is set forth in the following "Compensation Committee Report."

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The Board of Directors has affirmatively determined that all members of the Compensation Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

•	The Compensation Committee operates pursuant to the Gentex Corporation Compensation Committee Charter (*).

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More information regarding the scope of authority of the Compensation Committee, any delegation of its authority, and the role of executive officers is set forth in the "Compensation Discussion and Analysis" below.

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The Compensation Committee has authority under the Compensation Committee Charter to obtain the advice of compensation consultants. In the last year, consistent with the Compensation Committee Charter, the Compensation Committee retained an independent compensation consultant, Mercer (US) Inc. ("Mercer") to advise on certain compensation matters. Mercer's engagement has included: an ongoing assessment of the Company's existing compensation program; a competitive analysis of a peer-group of publicly-traded organizations, including base salaries, annual incentives, and long-term incentives; plan design alternatives; pay trends; performance metrics; stock ownership guidelines; and employment agreements; and reporting on the same, including certain recommendations for potential changes to officer and director compensation. The Compensation Committee did consider the independence of Mercer in assessing the information and recommendations provided by Mercer as set forth herein. Mercer provided peer group and industry compensation data to both management and the Compensation Committee for executives and directors. Such data was used by the Compensation Committee as a frame of reference for adjusting the Company's compensation structure as more fully described herein, including establishing officer compensation targets for base pay, annual cash bonuses, and long-term equity incentives.

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The Board of Directors, based on the recommendation of the Compensation Committee, has also adopted Stock Ownership Guidelines (*), an "Anti-Hedging and Anti-Pledging Policy" (*) and a "Clawback Policy" (*).

•	The Compensation Committee does not believe that the Company's compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

•	The Company’s Nominating and Corporate Governance Committee currently includes Mr. Wallace (Chairman), Ms. Brown, and Mr. Goode, although such committee regularly receives input from other directors.

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The Nominating and Corporate Governance Committee met formally three times during the fiscal year ended December 31, 2018 (and met informally and held other discussions at regularly scheduled Board of Directors meetings, and otherwise, including consideration of potential candidates for nomination to the Board of Directors). The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified individuals to serve as members of the Company’s Board of Directors and met in February 2019 and subsequently in accordance with such responsibilities.

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The Board of Directors has affirmatively determined that all members of the Nominating and Corporate Governance Committee meet the appropriate tests for independence, including those set forth in the NASDAQ Stock Market Rules.

•	The Nominating and Corporate Governance Committee operates pursuant to the Gentex Corporation Nominating and Corporate Governance Committee Charter (*).

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The Nominating and Corporate Governance Committee has adopted certain procedures contained in a document called "Selection Process for Board Candidates" (*) to consider candidates for director nominations. Generally, the Nominating and Corporate Governance Committee identifies candidates from a variety of resources to ensure a diverse pool of candidates, with support of the other board members and management, as needed. Candidates that meet the established criteria are identified and presented to the entire Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then conduct interviews and reviews, as appropriate and necessary. The Nominating and Corporate Governance Committee meets to consider and approve the most qualified candidates so it can make its recommendations to the full Board of Directors.

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The Nominating and Corporate Governance Committee has established the minimum qualifications for candidates, which are contained in a document called "Position Profile: Member of the Board of Directors" (*). Those required qualifications include: working and/or experience with an entrepreneurial company; high level of personal and professional integrity; successful and distinguished business management career (using the Company's core principles); understanding of the Company's markets; and ability to work effectively with current Board members. The Position Profile also sets forth other desirable experience and qualifications, including gender, race, ethnic, and country of origin diversity.

•	The Nominating and Corporate Governance Committee continually refines its on-boarding process for new directors, which is now led by Ms. Brown.

•	The Nominating and Corporate Governance Committee has not, to date, paid any third party a fee to assist in identifying and evaluating nominees, but has the authority to do so.

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The Nominating and Corporate Governance Committee has not, to date, received any potential director candidates for nomination from any shareholder that beneficially owns more than five percent of the Company's common stock.

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The Nominating and Corporate Governance Committee (and the entire Board of Directors) is committed to increasing diversity on the Board of Directors. As such, the Nominating and Corporate Governance Committee will continue to avail itself of a variety of resources in its efforts to identify qualified and diverse director candidates. Candidates are sought not only in traditional corporate environments, but also other environments such as government, academia, private enterprise, nonprofit organizations, and a variety of professions. In order to promote diversity, the Nominating and Corporate Governance Committee is: willing to consider exceptions to the Board of Directors Attendance and Overboarding Policy for appropriate candidates; considering search firms with a track record of identifying qualified, diverse director candidates; as appropriate, seeking to engage with organizations representing the interests of women and minorities; and periodically reviewing its processes and procedures to ensure there are no structural impediments to increasing Board diversity.

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The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors from a variety of sources, including current directors, management, retained third-party search firms, and shareholders. The Nominating and Corporate Governance Committee avails itself of a variety of available resources for candidates (and from non-executive positions and/or non-traditional environments). If you want to recommend a director candidate, you may do so in accordance with the Company’s procedures or the Company’s Restated Articles of Incorporation. If a shareholder desires to recommend a candidate for consideration by the Nominating and Corporate Governance Committee for inclusion in the Company’s 2020 Proxy Statement as a Board of Directors nominee, that recommendation should be submitted in writing, together with appropriate biographical information, to the Chair of the Nominating and Corporate Governance Committee, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial Street, Zeeland, Michigan 49464. Any such nominations should be received by the Chairman of the Nominating and Corporate Governance Committee by no later than December 31, 2019, to allow adequate time for consideration of the nominee. Other nominations by shareholders for any directorship may be submitted to the Board of Directors by written notice as set forth in the Company’s Restated Articles of Incorporation and Bylaws, or pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934.

•	The Nominating and Corporate Governance Committee has corporate governance responsibilities as delegated by the Board of Directors.

Codes

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The Board of Directors has adopted a "Code of Ethics for Certain Senior Officers" (*) that applies to certain of the Company’s officers and including the chief executive officer, principal financial officer and principal accounting officer. Information concerning any alleged violations is to be reported to the Audit Committee.

•	The Company has also adopted a "Code of Business Conduct and Ethics" (*). This Code applies to all directors, officers and employees of the Company.

•	No waivers of either of the foregoing codes have occurred to date.

Shareholder Communication with Members of the Board of Directors

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You may contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary’s Office, Gentex Corporation, 600 North Centennial, Zeeland, Michigan 49464. Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address. Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

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The Company complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Director and Executive Officer Stock Transactions

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Under the regulations of the Securities and Exchange Commission (SEC), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock. Information on filings made by any of our directors or executive officers can be found on the Company’s web site under "SEC Filings" at http://ir.gentex.com.

Sustainability

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The Company has a Sustainability section of its website to provide insight into how the Company is looking out for the environment, while at the same time striving to execute a wide variety of social responsibility initiatives.

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The foregoing includes a Sustainability Update, along with a synopsis of the Company's sustainability efforts which cover: how the Company operates in a sustainable manner (with policies addressing environmental, social, and governance requirements, as well as industry best practices); the Gentex Environmental Management System; the Company's commitment to energy efficiency; waste reduction and recycling; substance of concern and conflict mineral compliance; and the existence of annual goals to increase efficiency, reduce waste, reuse, and recycle.

Human Capital Management/Social Concerns

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The Company values its people as demonstrated by making a significant investment in them each day by providing high quality health care (including onsite health care), wellness programs, and fitness facilities.

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The Company not only values employee wellness, but as importantly, employee safety with the Board of Directors receiving a report at each Board meeting of total recordable cases, which remain well below industry averages. Prioritizing safety not only improves morale and efficiency, but lowers costs overall as well.

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The Company values diversity as well and as a commitment to increasing diversity throughout the organization, during calendar year 2018, the Company announced the creation of the Company's first Diversity Officer. This role is responsible for the development and implementation of Gentex's diversity, equity and inclusion initiatives, which is headed by the Company's Vice President of Purchasing.

•	The Company has significantly increased its involvement in the communities in which it operates.

•	The potential social and economic impact on the Company, its employees, customers, and vendors is considered in everything the Company does.

Risk Oversight

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While the Board of Directors oversees risk management generally, management of the Company is charged with managing risk through appropriate internal processes and internal controls. On behalf of the Board of Directors, the Audit Committee oversees Company risk policies and procedures relating to its financial statements and financial reporting processes, cyber security risks, credit risks, and liquidity risks. Further, in accordance with the Audit Committee Charter, the Audit Committee periodically discusses with management the Company's risk assessment and risk management and steps taken by management to control and mitigate risk exposure (other than risks arising from the Company’s compensation policies and practices, which are overseen by the Compensation Committee on behalf of the Board of Directors). Such discussions with management and the independent auditors address significant risks, exposures, and judgments as well as steps taken by management to address them. The Audit Committee and the Compensation Committee, respectively, report to the Board of Directors periodically with respect to such topics. This oversight does not necessarily have any material effect on the Company's leadership structure. The Board of Directors also annually reviews the Company’s various insurance coverages.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for management’s conduct of the Company’s accounting and financial reporting processes and the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee’s function is more fully described in its Audit Committee Charter, which the Board of Directors has adopted and is available on the Company's website. The Audit Committee reviews this Audit Committee Charter on an annual basis. The Board of Directors annually reviews the NASDAQ listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Pursuant to action of the Audit Committee on February 12, 2019, the Audit Committee reports that it has: (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to in Items (i)-(iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2019, and has submitted the same to the shareholders for ratification at the Annual Meeting.

This report of the Audit Committee does not constitute "soliciting material" and should not be deemed "filed" or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Audit Committee:     Gary Goode, Chair
Richard Schaum
Frederick Sotok

February 12, 2019

Compensation Committee Report

The primary purpose of the Compensation Committee of the Board of Directors of the Company is to assist the Board of Directors in discharging its responsibilities related to compensation of the Company's officers. The Compensation Committee's function is more fully described in its Charter, which the Board of Directors has adopted and is available on the Company's website. The Compensation Committee reviews its Compensation Committee Charter on an annual basis, recommending changes to the Board of Directors when and as appropriate. The Compensation Committee is comprised of three members, each of whom the Board of Directors has determined meets the appropriate independence tests for compensation committee members under the NASDAQ listing standards.

Pursuant to action of the Compensation Committee on March 19 ,2019 the Compensation Committee reports that it has reviewed and discussed the Company's Compensation Discussion and Analysis with management. Based on the above-referenced review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's annual report on Form 10-K for the year ended December 31, 2018, and this Proxy Statement, for filing with the Securities and Exchange Commission.

This report of the Compensation Committee does not constitute "soliciting material" and should not be deemed "filed" or incorporated by reference into any of the other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates this report by reference therein.

Compensation Committee:    Richard Schaum, Chair
Gary Goode
James Wallace

March 19, 2019

INTRODUCTION

Our Compensation Discussion and Analysis describes the key principles and approaches used to determine the elements of compensation awarded to, earned by, and paid to each of our named executive officers ('NEOs") during 2018. The discussion provides information and context to the compensation disclosures included in the accompanying compensation tables and footnotes therein. It should be read in conjunction with such disclosures. It also addresses changes to the same for 2019.

The following Company executives are our Named Executive Officers for 2018:

Name	Title
Steve Downing	President and CEO
Kevin Nash	Vice President, CFO and Tresurer
Neil Boehm	Vice President, Engineering and CTO
Matt Chiodo	Vice President, Sales
Scott Ryan	Vice President, General Counsel and Corporate Secretary

We first provide a brief overview of our officer compensation program and then discuss and analyze the following topics:

Relationship Between Pay & Performance             How Compensation Decisions are Made
Elements of the Executive Compensation Program        Compensation Policies & Practices

OVERVIEW

Our Performance

Given industry and market trends, we were pleased with our 2018 financial performance and we believe we are well positioned for long term success. For 2018, our revenues outperformed our underlying markets by over four percent. Continued execution of our long-term strategy, including execution of our previously disclosed capital allocation strategy, has allowed our stock perform better than our peer group.

Compensation Philosophy

Our compensation program is designed to balance short-term performance with long-term growth. Our compensation and benefits must be competitive with compensation arrangements provided to officers at comparably-sized companies with whom we compete for talent. Our officer compensation philosophy is reviewed annually by the Compensation Committee, and has the following key objectives:

•Reward performance - An increasing percentage of officer pay is performance-based, and therefore, at risk. Our pay programs reflect our “pay-for-performance” culture that aligns officer incentives with the interests of our shareholders.

•Emphasize long-term incentive compensation - We share a portion of the value created for shareholders with those responsible for the results through our use of equity incentives. Moving forward, the Company will reward officers for delivering long-term earnings before interest, taxes, depreciation, and amortization ("EBITDA") and return on invested capital ("ROIC") with performance shares that have cliff-vesting over a three-year performance period and restricted stock that also has three year cliff-vesting to minimize management turnover will further align officer incentives with those of our shareholders.

•Drive ownership mentality - We expect officers and directors to personally invest in our success and have adopted Stock Ownership Guidelines that set forth expectations that our executive officers and non-employee directors own or acquire a significant amount of our stock.

•Attract, retain and reward the best talent to achieve superior results - To be consistently better than our competitors, we need to recruit and retain superior talent that is able to drive superior results. We have structured our compensation program to motivate and reward such results.

Compensation Alignment with Business Strategy

Our long-term strategy builds on our strong technology foundation and leverages our operating model to drive performance in our primary industries, while at the same time seeking opportunities in other industries.

Our officer compensation program now reflects our short-term and long-term strategy by design and uses certain key, objective performance metrics to evaluate performance. These key, objective performance metrics are important financial measures that help provide sharp focus on critical results in running our business efficiently and effectively.

Achieve Top Line Growth
- Strengthen customer centricity to deliver growth

Drive Profitability
- Achieve both short-term and long-term profitability goals

Maximize performance Returns and maintain a Strong balance sheet
- Generate cash flow to support future growth through capital and technology investments and to provide returns to shareholders
- Deliver appropriate return on invested capital (ROIC)

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Alignment with Incentive Plan Metrics
Annual Incentive Plan
– Revenue 33.33%
– Operating Income - 33.33%
– Earnings per Diluted Share - 33.33%

Long-Term Incentive Plan
– 3 year cumulative EBITDA - 50%
– 3 year cumulative ROIC - 50%

Our Officer Compensation Practices

Our officer compensation program features many best practices that serve shareholder interests.

What We Do…
✓	Base a significant portion of compensation on the achievement of objective, pre-established goals tied to financial, operational, and strategic measures.
✓	Award incentive compensation based primarily on objective measures, both short-term and long-term.
✓	Provide compensation in equity to help meet Stock Ownership Guidelines.
✓	Maintain a clawback policy to recapture unearned incentive payments.
✓	Retain an independent compensation consultant.
✓	Include double trigger of vesting of equity awards upon an appropriately defined change in control.

What We Don't Do...
✗	No excise tax gross ups
✗	No excessive perquisites
✗	No hedging or pledging of stock
✗	No excessive change-in-control severance provisions
✗	No dividends paid if performance shares are not earned

Say on Pay

Last year’s advisory vote on executive compensation was supported by our shareholders. The Board of Directors remains committed to understanding the views of our shareholders by taking into account the results of advisory votes on named executive officer compensation. In 2019, the Compensation Committee made certain modifications to the officer compensation program to: further align compensation with our business goals and objectives; and make it more performance-based, so as to align it with the interests of our shareholders. The Board of Directors and the Compensation Committee will again consider the results of the 2019 advisory vote on named executive officer compensation.

2019 Compensation Structure

For 2019, the Compensation Committee kept in place its Amended and Restated Annual Incentive Performance Based Bonus Plan("Annual Incentive Plan") and implemented a Long-Term Incentive Plan ("Long-Term Incentive Plan"), pursuant to the Gentex Corporation 2019 Omnibus Incentive Plan ("2019 Omnibus Plan"), subject to shareholder approval. If the 2019 Omnibus Plan is not approved by shareholders, the Company's existing plans, which were already approved by shareholders, will remain in place. Below is a summary of the Annual Incentive Plan and Long-Term Incentive Plan along with rationale for each:

Incentive Plans

Annual Incentive Plan

2018 Metrics*		2019 Metrics*	Reasons
Revenue		Revenue	Aligns short-term officer incentive pay with appropriate objective performance targets.
Operating Income	ð	Operating Income
Earnings per Diluted Share		Earnings per Diluted Share
* As adjusted to avoid impact of certain one-time or unusual events.

Long-Term Incentive Plan

2018 Metrics		2019-2021 Metrics*	Reasons
Various		3-year cumulative EBITDA
EBITDA and ROIC have been identified by the Compensation Committee as key measures for management to drive growth and create shareholder value. These metrics provide clear measures of our long-term performance

(using both stock options and restricted stock)	ð	3 year cumulative ROIC
(using performance shares and restricted stock)
*As adjusted to avoid impact of certain one-time or unusual events.

Base Pay

The Compensation Committee also continues to target market median of an appropriately selected peer group for base pay of our officers.

See below for additional information on 2019 NEO compensation.

RELATIONSHIP BETWEEN PAY & PERFORMANCE

Comparator Compensation Data

One of the factors our Compensation Committee uses in setting officer compensation is an evaluation of how our target compensation and benefit levels compare to those of similarly-situated executives at companies that comprise our officer compensation peer group ("Peer Group"). Our philosophy for officer pay, including NEO pay, is to target the 50th percentile of our Peer Group and to use general industry market data as provided by the Compensation Committee’s independent compensation consultant as appropriate. In addition to market data, other factors such as an individual’s experience, responsibilities, and long-term strategic value are also considered when making recommendations and decisions on compensation.

The Peer Group used for benchmarking officer pay, including for NEOs, is made up of companies that are:

•in similar industries where we compete for talent, customers and capital;

•of similar size (as measured by annual revenue, profitability and market capitalization); and

•of similar complexity.

The Peer Group is reviewed by the Compensation Committee every year and modifications are made to ensure each company in the group meets the above comparison criteria. The companies shown in the table below comprise our Peer Group:

Allison Transmission Holdings, Inc.	Briggs & Stratton Corporation
Cooper-Standard Holdings	Franklin Electric Co., Inc.
Gentherm Incorporated	Hillenbrand, Inc.
ITT Inc.	LCI Industries
Meritor, Inc.	Modine Manufacturing Company
Shiloh Industries, Inc.	Standard Motor Products, Inc.
Superior Industries International, Inc.	The Timken Company
Tower International Inc.

Pay for Performance

As part of adopting the Long-Term Incentive Plan, the Compensation Committee considered the correlation between NEO realizable compensation and Company performance. The Compensation Committee will continue to review the alignment between pay of our NEO's and our performance on a short and long-term basis.

NEO Pay Mix

To align pay levels for our NEOs with the Company's performance, the compensation program places the greatest emphasis on performance-based incentives. A significant majority (75% of our CEO’s target compensation and 64% of the average target compensation of our other NEOs) is performance-based.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program has three primary pay components: base salary; annual performance-based cash bonuses (under the Annual Incentive Plan); and long-term equity incentives (under existing plans and the Long-Term Incentive Plan). Beginning in 2019, the Long-Term Incentive Plan was adopted, which implements the use of performance share awards (subject to shareholder approval).

Cost	Element	Key Characteristic	Why We Pay this Element	How we Determine the Amount
Fixed	Base Salary	Fixed compensation payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for attracting and retaining officer talent.	Experience, job scope, individual performance, and market data, including market median of our Peer Group.
Variable	Annual cash incentive award	Variable compensation payable in cash based on annual performance-related financial goals.	Motivate high performance and award results, in the near term.	Based on financial performance metrics (revenue, operating income, and earnings per diluted share) and market data, including market median of our Peer Group.
	Performance Share Award ("PSA")	PSAs vest after a three-year performance period based on meeting cumulative performance related to financial objectives.	Align the interests of officers with long-term shareholder value and retain officer talent.	Target awards based on job scope and market data, including market median of our Peer Group.
			Minimize risk taking behaviors for positive long-term results.	Payouts are based on our performance on financial metrics (EBITDA and ROIC), on a cumulative basis over a three-year period.
	Restricted Stock ("RS")	RS vests on the third anniversary of the grant date.	Increase equity-ownership and focus officers on providing shareholders with appropriate returns.	Target award based on job scope and market data, including market median of our Peer Group.
Vesting terms and Stock Ownership Guidelines promote retention and a linkage to the interest of shareholders.

Base Salary

We provide base salaries to compensate our officers, including NEOs, for their primary roles and responsibilities and to provide a stable level of annual compensation. Actual NEO salary levels and adjustments thereto vary based on the NEO’s role, level of responsibility, experience, individual performance, future potential and market value, and market data including market median of our Peer Group. In addition, salary increases may be warranted because of a promotion or change in responsibilities.

Considering market-based positioning and each NEO’s individual performance, the Compensation Committee and the Board of Directors approved the 2019 annualized base salary adjustments (effective February 20, 2019) below:

Executive Officer	2018 Base Salary	2019 Base Salary
Steve Downing	$650,000	$750,000
Kevin Nash	$340,000	$400,000
Neil Boehm	$333,000	$407,000
Matt Chiodo	$336,000	$380,000
Scott Ryan	$315,000	$350,000

These increases are consistent with the Compensation Committees intention to move base salaries for officers to the market median of our Peer Group over a three year period.

Annual Incentive Plan

The Annual Incentive Plan is a cash-based plan intended to motivate and reward employees based on Company performance metrics (revenue, operating income, and earning per dilute shares) that we believe drive shareholder value.

The Annual Incentive Plan covers all officers, including our NEOs. At the beginning of each year, the Compensation Committee reviews and approves an annual cash bonus target for each NEO, as a percentage of base salary for the year, as observed in further detail below. The NEOs may earn from 0% to 200% of base salary. The performance-related targets for revenue, operating income, and earnings per diluted share, are set by, and achievement of targets are approved by, the Compensation Committee and/or the Board of Directors.

For our NEOs, the 2018 Annual target payout opportunities and results weightings are shown in the table below:

Executive Officer	Threshold	Target	Maximum
Steve Downing	25%	100%	200%
Kevin Nash	25%	75%	150%
Neil Boehm	25%	75%	150%
Matt Chiodo	25%	75%	150%
Scott Ryan	25%	75%	150%

For 2019, the Threshold was moved to 50% for the President and CEO and 37.5% for other named executive officers to better align with typical market practice. No other changes were made to the Annual Incentive Plan target opportunities for NEOs in 2019, as the target and maximum opportunity levels were within the competitive pay range for each position. The foregoing payout opportunities are multiplied by the weighting factor of a particular performance metric to determine the amount of cash bonuses payable to the extent the threshold, target, or maximum performance for each metric is exceeded. Linear interpolation is used to determine prorated Annual Incentive Plan bonuses for performance in between threshold and target and in between target and maximum.

Those certain financial performance metrics (for 2018 and 2019) determine overall Annual Incentive Plan awards for the officers, including NEOs weighted as follows: Revenue (33.33%), Operating Income (33.33%) and Earnings per Diluted Share (33.33%). These metrics are not only appropriate measures of our underlying performance, but also align with our overall business strategy.

To determine whether Annual Incentive Plan awards are paid, performance for the year is measured against pre-determined target levels for each financial performance metric. The target for the three performance metrics reflects a level of performance, which at the time determined, was anticipated to be challenging but achievable. The threshold level is set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set well above the target, requiring significant achievements and reflecting performance at which the Compensation Committee agreed that an additional 100% of the target award was warranted.

2018 Annual Incentive Plan Performance

For 2018, the pre-established target performance (along with the pre-established thresholds and maximums) and actual results for the performance metrics are as follows:

AIP Performance Metrics	Weight	Threshold*	Target*	Maximum*	Actual*
Revenue	33.33%	$1,794,873,000	$1,930,000,000	$2,065,000,000	$1,834,063,697
Operating Income	33.33%	$523,359,000	$554,000,000	$597,000,000	$515,000,544
Earnings per Diluted Share	33.33%	$1.410	$1.640	$1.780	$1.644

* Amounts may be modified in the discretion of the Compensation Committee as appropriate to ensure the performance metrics are not unsuitable.

2018 Annual Incentive Plan Payments

The Annual Incentive Plan payments for 2018, based on actual Revenue, Operating Income, and Earnings per Diluted Share (adjusted as appropriate by the Compensation Committee) and performance of the named executive officers are shown in the table below:

Executive Officer	2018 Annual Award Performance Bonus	2018 Discretionary Bonus
Steve Downing	$323,989	$180,000
Kevin Nash	$132,132	$90,000
Neil Boehm	$129,442	$80,000
Matt Chiodo	$130,578	$80,000
Scott Ryan	$122,417	$80,000

The performance and payout range (threshold, target and maximum incentive opportunity) of annual cash incentives for reaching 2018 performance goals under the 2018 Annual Incentive Plan for each of our NEOs is provided in the table titled “Grants of Plan-Based Awards.” The actual performance bonus paid, as shown in the table above, is also provided in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below. In addition to the Annual Incentive Plan performance payments, the Board of Directors approved discretionary bonuses for personal performance disclosed in the aforementioned table, which are included in the "Bonus" column of the "Summary Compensation Table." Discretionary bonuses were paid to NEO's based on the Company's ability to outperform underlying markets in terms of revenues, effective execution of the Company's capital allocation strategy, and tax strategies, management of capital expenditures and other factors.

For 2019, the Compensation Committee has established thresholds, targets, and maximums for Revenue, Operating Income, and Earnings per Diluted Share as the Annual Incentive Plan performance metrics.

Long-Term Incentive Plan

2018. During 2018 and before, our officers, including NEO's, were eligible to receive grants of stock options under the Employee Stock Option Plan and RS under the Second Restricted Stock Plan, each of which has been approved by shareholders. These awards were predicated on: both individual and Company performance; providing incentives to help achieve our long-term goals; aligning employee interests with those of our shareholders; and retaining executive talent. With respect to such stock option awards, during 2018 officers, including NEO's, like all employees, could elect to take RS in lieu of such stock options (one share of RS for each 3.33 stock option as noted above). Such awards are noted in the "Grant of Plan-Based Awards" table.

Such stock options to officers were only granted at their fair market value on the date approved by the Board of Directors as recommended by the Compensation Committee. For 2018, stock option awards to officers were granted with a ten-year term and become exercisable (as long as employment continues), for 25 percent of the shares on each anniversary of the grant date commencing on the first anniversary of the grant date.

RS awards were made to NEO and other officers once approved by the entire Board of Directors as recommended by the Compensation Committee. In 2018, the Compensation Committee granted RS awards to NEOs and other officers at the time of the reviews of such individuals. Such restricted stock grants are for a period of years from the date of grant, and are viewed as a retention tool. Dividends are paid on RS so granted if, and to the extent, we pay dividends on our common stock. The vesting schedules associated with stock option and RS awards, in part, discourage excessive and unnecessary risk-taking (especially when considered in connection with the stock ownership guidelines for executive officers).

Based on the information set forth above, the Compensation Committee also made the following equity grants in 2018:

Executive Officer	Stock Option Grant	Restricted Share Award
Steve Downing	101,000	68,000
Kevin Nash	27,000	8,000
Neil Boehm	30,000	8,000
Matt Chiodo	30,000	8,000
Scott Ryan	25,000	8,000

These stock option grants and RS awards were approved pursuant to the Company's shareholder approved Employee Stock Option Plan and shareholder approved Second Restricted Stock Plan, respectively. The stock option grants are ten-year options that become exercisable as long as employment of the Company continues for 25 percent of such shares on each anniversary of the grant date commencing with the first anniversary of the grant date. The exercise price is the closing price of the stock on the grant date. RS awards vest at the fourth anniversary of the grant, except 37,000 shares of RS granted in recognition of Steve Downing's promotion to President and CEO, which vest on the fifth anniversary of the grant. For 2019, the Compensation Committee has now adopted a revised approach to equity compensation for officers, including NEO's, by creating long-term performance objectives associated with equity compensation awards, which will be in addition to vesting requirements as set forth herein.

2019. We continue to believe that our long-term performance is driven through an ownership culture that rewards officers for creating and maximizing shareholder value. That is a philosophy that permeates our organization as evidenced by the fact that over 1,000 employees receive stock option or RS awards. Our recently adopted Long-Term Plan pursuant to the 2019 Omnibus Plan (which is subject to shareholder approval) provides officers, including our NEOs, with incentive awards that serve an important role by balancing other applicable short-term goals with long-term shareholder value creation while minimizing risk-taking behaviors that could negatively affect long-term results.

The Board of Directors and/or the Compensation Committee approves the amount of the long-term incentive awards, which are based on a percentage of the officers, including NEO’s, base salary. Each officer's, including NEO’s, award opportunity is based on a target dollar value (determined toward the beginning of the performance period) as a percentage of base salary assigned to his or her position based on market comparisons for similar positions, using both Peer Group and general industry market data. The following target opportunities apply for the 2019-2021 performance period under the Long-Term Incentive Plan:

Executive Officer	Long-Term Plan Target Opportunity percentage of Base Salary for 2019-2021
Steven Downing	200%
Kevin Nash	100%
Neil Boehm	100%
Matt Chiodo	100%
Scott Ryan	100%

Achievement at threshold performance yields 50% of the target award and achievement of maximum performance yields another 100% of the target award. To the extent performance exceeds threshold or target, as applicable, for an applicable performance objective, but does not meet or exceed the established target or maximum, as applicable, linear interpolation is used to determine the pro rata portion of such award.

Seventy percent (70%) of the total value of the target long-term incentive opportunity is delivered through performance shares awards or PSAs and the other thirty percent (30%) through restricted stock or RS. We believe both PSAs and RSs are forms of performance-based incentive compensation because PSAs provide direct alignment with shareholder interests and the value of RSUs fluctuates based on stock price performance.

In addition to requiring achievement of performance objectives in respect of PSAs, PSAs and RS require the NEO to remain employed with the Company for three years from the grant date, unless the NEO attains retirement age, departs for good reason, dies, or becomes disabled whereby an award may be paid or partially paid.

Performance Shares

The Long-Term Plan is designed to provide PSAs for officers, including our NEOs. PSAs, which are 70% of the total long-term incentive opportunity, are tied to the achievement of two performance objectives, each weighted equally: EBITDA (50%) and ROIC (50%), adjusted as determined by the Compensation Committee. Each performance objective is based on a three-year performance period (2019-2021) with a performance range that can result in PSAs of 0% to another 100% of the target opportunity. Under the Long-Term Incentive Plan, PSA's are generally granted in February to officers, including NEO's and vest based on achievement of the performance objectives and remaining employed until the third anniversary of the grant.

EBITDA drives the ability to commit resources to continued growth, but is also a measure of ability to provide shareholder return. It also drives profitable sales growth and optimizes our cost structure. ROIC ensures management uses our capital in an effective manner that drives shareholder return. Since the value of PSAs is also tied to our actual performance in key performance objectives over a three year period, PSAs align the officers' interests with those of shareholders. The target opportunities of PSAs for the NEOs are shown in the table below:

Executive Officer	Number of PSAs awarded in 2019 (Target ) for 2019-2020
Steve Downing	49,575
Kevin Nash	13,220
Neil Boehm	13,451
Matt Chiodo	12,559
Scott Ryan	11,568

Restricted Stock Awards

The other 30% of the total value of the long-term incentive opportunity consists of RS awards. RS incents and rewards executives for improving long-term stock value and serve as a retention tool. Under the Long-Term Incentive Plan, RS is generally granted in February to officers, including our NEOs, and cliff vest on the third anniversary of the grant, provided the recipient remains employed on the third anniversary of the grant. The RS awarded in 2019, based on the target opportunities, for the NEOs are shown in the table below:

Executive Officer	Number of RS Awarded in 2019 (Target) for 2019-2021
Steve Downing	21,246
Kevin Nash	5,666
Neil Boehm	5,765
Matt Chiodo	5,382
Scott Ryan	4,958

All PSAs and RS awards are subject to shareholder approval of the 2019 Omnibus Plan. Such awards are intended to replace historical grants of stock options and restricted stock under existing plans which the 2019 Omnibus Plan is intended to replace. If the 2019 Omnibus Plan is not approved by shareholders, the Compensation Committee will consider making awards to the officers, including NEO's, under the existing plans.

HOW COMPENSATION DECISIONS ARE MADE

Role of the Compensation Committee and CEO

The Compensation Committee of the Board of Directors assists the Board of Directors in fulfilling its obligations related to the compensation of the Company's officers and, in general, with respect to equity compensation for all employees. Our current Compensation Committee consists of a chair and independent directors who are appointed annually by the Board of Directors. Under the Compensation Committee Charter, the Compensation Committee must have a minimum of three members who meet the requirements for independence as set forth by the Securities and Exchange Commission ("SEC") and the NASDAQ. Members of the Compensation Committee must also qualify as

“non-employee directors” within the meaning of Exchange Act Rule 16b-3 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

The Compensation Committee members during 2018 were: Richard Schaum (Chair), Gary Goode, and James Wallace.

The Compensation Committee’s responsibilities include, but are not limited to, reviewing our officer compensation philosophy and strategy, participating in the performance evaluation process for our President and CEO, setting base salary and incentive opportunities for our President and CEO and other NEO's, establishing the overarching pay philosophy for our management team, establishing incentive compensation and performance goals and objectives for our NEO's and other officers and determining whether performance objectives have been achieved. Executive sessions are held by the Compensation Committee without the participation of any member of management. Each year, the Compensation Committee reviews the performance and total compensation package of our NEOs. The Compensation Committee reviews and establishes each NEO’s total target and actual compensation for the current year, which includes base salary, annual bonus opportunities, and long-term equity incentive awards as more fully defined herein. The Compensation Committee also approves equity compensation for all employees.

Our President and CEO is responsible for making recommendations to the Compensation Committee regarding base salary and incentive opportunities for the NEOs, other than with respect to his own compensation.

Compensation decisions are made by the Compensation Committee using its sole judgment, but may be recommended to the full Board of Directors for approval as well. The Compensation Committee focuses primarily on each NEO’s performance against financial and strategic objectives and the Company's overall performance.

Role of the Independent Compensation Consultant

The Compensation Committee Charter states that the Compensation Committee may retain outside compensation consultants, legal advisors, or other advisors in its discretion. The Compensation Committee has chosen to retain an independent compensation consultant, Mercer (of the Marsh & McLennan Companies), to provide it with objective and expert analyses on certain compensation matters. In engaging Mercer, the Compensation Committee considered the relevant independence factors with respect to Mercer's services and determined that Mercer's work did not raise any conflict of interest.

All services provided by Mercer were done pursuant to an engagement by, and under the direction and authority of, the Compensation Committee. The Compensation Committee requested Mercer's advice on a variety of topics including: assessment of the existing executive compensation program and strategy; market comparisons, including with the Peer Group; plan design alternatives; pay trends; performance metrics; stock ownership guidelines; employment agreements; director compensation; best practices; and reporting with respect to the same. Mercer did not provide any other services to the Company in 2018 and its fees for the foregoing services were $66,000 in 2018. We also used Marsh USA Inc. ("Marsh"), another of the Marsh & McLennan Companies, to provide insurance services in 2018. The Company paid Marsh $394,000 in 2018. The decision of the Compensation Committee to engage Mercer was done with the knowledge that Marsh was engaged to provide insurance services. The total fees paid to Mercer and Marsh for 2018 was approximately $460,000, which is approximately .0031% of the revenues of Marsh & McLennan Companies for 2018.

Mercer provided Peer Group and general industry compensation data to the Compensation Committee and such data was used as a frame of reference for establishing appropriate compensation targets for base salaries, annual bonuses and long-term equity incentives for officers, including NEOs for 2018 and 2019.

COMPENSATION POLICIES & PRACTICES

Stock Ownership Guidelines

We recently amended our Stock Ownership Guidelines to encourage executives to own a significant number of shares of our common stock. The stock ownership guidelines are calculated based on a multiple of the NEO’s annual base salary (five times for the President and CEO and three times for the other NEOs) Further, the stock ownership guidelines also apply to non-employee directors using a multiple of their annual retainer (five times).

Such Stock Ownership Guidelines provide for the NEOs and non-employee directors to achieve the targeted stock ownership levels on a schedule within five years. In determining if our NEOs and non-employee directors have satisfied the ownership requirements, we generally include RS that has been granted and any shares owned outright by the NEO or non-employee directors.

Clawback Provisions

To mitigate risk of paying either annual or long-term incentives including equity incentives based on faulty financial results, we have a Clawback Policy regarding adjustment of compensation in the event of a restatement of our financial results. It provides that the Compensation Committee will review all bonuses and other compensation paid or awarded to our executive officers based on the achievement of corporate performance goals during the period covered by a restatement. If the amount of such compensation paid or payable to any current or former executive officer based on the originally reported financial results differs from the amount that would have been paid or payable based on the restated financial results, the Company will seek recovery from the executive officer of any compensation exceeding that to which he or she would have been entitled based on the restated results.

Hedging and Pledging of Stock

Under the terms of our Anti-Hedging and Anti-Pledging Policy, no officer or director is permitted to engage in securities transactions that would allow them either to insulate themselves from or profit from, a decline in the Company's stock price. Similarly, no officer or director may enter into hedging transactions in the Company's stock. Such transactions include, but are not limited to, short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, options, collars, etc.) or other speculative transactions relating to the Company's stock. Pledging of our stock is prohibited as well. This policy is intended to ensure our officers and directors have full risks and rewards of ownership of our stock.

Equity-Based Grant Practices

Under our equity-based grant practices, we make annual equity-based grants to officers, including NEOs, in the first quarter of the calendar year at a meeting of the Board of Directors. Under our recently adopted practice, the exercise price, in the case of any stock options, or the value in the case of PSA's or RS, is the average closing price of our common stock on the NASDAQ for the twenty (20) trading days preceding the day of the grant (but prior to that, the date of grant was used). The Compensation Committee approves all equity-based grants, though the Board of Directors also approves all NEO compensation.

Mitigation of Potential Risk in Pay Programs

The Compensation Committee has reviewed our compensation policies and practices and determined that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company. To avoid excessive risk-taking behaviors, we have put in place several mechanisms, including, but not limited to:

•	Stock Ownership Guidelines;

•	Caps on annual incentive payouts;

•	Financial performance-based annual incentive program;

•	Long-term incentive awards (which are delivered in the form of equity) based on remaining with the Company and/or financial performance objectives;

•	Mix of multiple types of awards;

•	Use of multiple performance objectives to determine annual and long-term incentive payouts; and

•	Clawback Policy and Anti-Hedging and Anti-Pledging Policy.

Impact of Accounting and Tax Treatments

Internal Revenue Code Section 162(m)

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation in excess of $1 million per year paid to certain covered employees. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements entered prior to November 2, 2017 and which are not materially amended thereafter.

Accounting for Stock-Based Compensation

We account for stock-based payments under our equity-based plans in accordance with the requirements of FASB ASC Topic 718. Further information about this accounting treatment can be found in Notes 1 and 5 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

DIRECTOR COMPENSATION

Our Board of Directors has responsibility for periodically assessing our director compensation program.

For 2018, each director who was not an employee at the Company received, as applicable:

    Annual retainer - $80,000
    Chair of the Board retainer - $75,000
    Audit Committee Chair retainer - $12,500
    Compensation Committee Chair retainer - $10,000
    Nominating and Corporate Governance Committee Chair retainer - $10,000
    Audit Committee Member retainer (non-chair) - $7,500
    Compensation Committee Member retainer (non-chair) - $5,000
    Nominating and Corporate Governance Committee Member (non-chair) - $5,000

All of the foregoing amounts are payable quarterly. The Company also retained Mercer to provide market comparisons, review of the Peer Group, and trends in terms of director pay. The Board of Directors determined director compensation, like officer compensation, was prior to 2018 significantly below Peer Group median. As such, the Board of Directors adjusted director compensation in 2018 to approach such median. For 2019, the Board of Directors adjusted the equity compensation for non-employee directors, subject to shareholder approval of the 2019 Omnibus Plan. If the 2019 Omnibus Plan is approved by shareholders thereby replacing the Non-Employee Director Stock Option Plan, after each Annual Meeting of Shareholders, non-employee directors will receive a grant of RS equal to $100,000 divided by the average closing price per share of the Company's common stock on the twenty (20) trading days preceding the date of the grant of such RS. Such RS grants will vest on the first anniversary of the grant.

PAY RATIO

As a result of rules adopted under the Dodd-Frank Act, beginning with our 2018 Proxy Statement, the SEC required disclosure of the CEO to median employee pay ratio. In 2018, the CEO's annual total compensation was $3,427,450 as reflected in the "Summary Compensation Table." Our median employee's annual compensation for 2018 was $49,597. As a result, we estimate that the CEO's annual total compensation was approximately 69 times that of our median employee.

CONCLUSION

We have reached the conclusion that each individual element of compensation, as well as the total compensation, delivered to our NEO's and to our directors during 2018 are reasonable, appropriate, and in the best interests of the Company and our shareholders. We believe the changes implemented for 2019 will be the same. That determination is based on a continuation of our compensation philosophy and practices which we believe align both the short-term and long-term interests of our officers with those of our shareholders. It remains the case that each element of our compensation program is important to accomplishing the Company's goals of creating an entrepreneurial environment so that our employees are motivated to remain with us, individually perform to the best of their abilities, and focus on our long-term success.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation earned by the principal executive officer, principal financial officer, and other executive officers for services rendered to the Company for the fiscal year ended December 31, 2018.

Summary Compensation Table for 2018
Name and Principal Position	Year	Salary ($)	Bonus ($)	(2) Stock Awards ($)	(3) Option Awards ($)	(4) Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	(5) All Other Compensation ($)	Total ($)
Steve Downing, President and CEO	2018	618,173	180,000	1,559,920	636,017	323,989	—	109,351	3,427,450
	2017	420,959	182,358	286,130	—	96,809	—	88,514	1,074,770
	2016	335,949	98,609	92,610	62,783	113,749	—	87,126	790,826
Kevin Nash, Vice President - Finance, CFO and Treasurer	2018	327,075	90,000	183,520	170,024	132,132		87,485	990,236
	2017	225,504	104,254	134,447	—	51,451	—	84,757	600,413
	2016	187,808	75,094	46,305	29,993	63,355	—	80,116	482,671
Scott Ryan, Vice President, General Counsel and Corporate Secretary	2018	305,573	80,000	183,520	157,430	122,417	—	77,805	926,745
	2017	237,776	87,838	68,373	—	54,433	—	48,332	496,752
	2016	210,497	61,541	24,255	16,218	69,382	—	48,447	430,340
Neil Boehm, CTO and Vice President, Engineering	2018	317,734	80,000	183,520	188,916	129,412		58,428	958,010
Matt Chiodo, Vice President - Sales	2018	321,270	80,000	183,520	188,916	130,578	—	50,949	955,233

(1)    Mr. Boehm and Mr. Chiodo became named executive officers of the Company in February 2018.

(2)    For each outstanding restricted stock award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company's financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2018, 2017, and 2016 for the assumptions made in the valuation of restricted stock. The actual number of restricted shares granted is shown in the "Grants of Plan-Based Awards" table included in this Proxy Statement. Assuming continued employment with the Company, restrictions on shares lapse upon expiration of four or five years from date of grant. Dividends are and will be paid on the shares if, and to the same extent, paid on the Company's common stock. Named executive officers are eligible to receive restricted stock awards at the discretion of the Compensation Committee in accordance with the Second Restricted Stock Plan and 2019 Omnibus Plan (if approved by shareholders) as discussed in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(3)    For each outstanding stock option award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company's financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2018, 2017, and 2016 for the assumptions made in the valuation of stock options. The actual number of stock options granted is shown in the "Grants of Plan-Based Awards" table included in this Proxy Statement.

(4) Amounts set forth relate to performance-based bonuses earned in 2018 under the Amended and Restated Annual Incentive Performance-Based Bonus Plan based on the achievement of performance metrics set forth therein and are discussed further in the "Compensation Discussion and Analysis" section of this Proxy Statement. Discretionary bonuses are also discussed in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(5)    Other compensation includes the sum of restricted stock dividends, matching contributions by the Company pursuant to its 401(k) Plan, the use of Company automobiles or reimbursement for the use of personal automobiles pursuant to the Company's policy for use of such vehicles, detailed in the table set forth below. Other compensation also includes membership fees at local country clubs and certain costs associated with the personal use of Company aircraft which is subject to income inclusion as a taxable fringe benefit, as summarized below in "Other Perquisites".

Name	Restricted Stock Dividends	401(k) Employer Match	Personal Use of Automobiles	Other Perquisites	Total Other Compensation
Steve Downing	39,485	11,000	25,956	32,910	109,351
Kevin Nash	15,182	11,000	21,756	39,547	87,485
Scott Ryan	6,782	11,000	22,992	37,031	77,805
Neil Boehm	14,873	11,000	20,364	12,191	58,428
Matt Chiodo	9,757	11,000	22,228	7,964	50,949

Grant of Plan-Based Awards

The following table discloses the actual number of restricted stock awards and stock options granted and the grant date of those awards. It also captures potential future payouts under the Company's non-equity and equity incentive plans.

Grants of Plan-Based Awards for 2018
Name	(1) Grant Date	(2) Estimated Future Payouts Under Non-Equity Incentive Plans			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	(3) All Other Option Awards: Number of Securities Underlying Options (#)	(4) Exercise or Base Price of Option Awards ($/Sh)	(5) Grant Date Fair Value of Stock and Option Awards ($)
		Thres-hold ($)	Target ($)	Maximum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
Steve Downing	02/15/18	$325,000	$650,000	$1,300,000	—	—	—	68,000	101,000	$22.94	$2,195,937
Kevin Nash	02/15/18	$127,500	$255,000	$510,000	—	—	—	8,000	27,000	$22.94	$353,544
Scott Ryan	02/15/18	$118,125	$236,250	$472,500	—	—	—	8,000	25,000	$22.94	$340,950
Neil Boehm	02/15/18	$124,875	$249,750	$499,500				8,000	30,000	$22.94	$372,436
Matt Chiodo	02/15/18	$126,000	$252,000	$504,000				8,000	30,000	$22.94	$372,436

(1)     The Grant Date is the date when the Compensation Committee's recommendation was approved by the entire Board of Directors.

(2) For 2018, the Compensation Committee has established ratios of 25% for the named executive officers upon achievement of the threshold, 100% for the President and CEO and 75% for the other named executive officers upon achievement of the target, and another 100% for the named executive officers upon achievement of the maximum. At its February 2018 meeting, the Compensation Committee also established thresholds, targets, and maximums for the Revenue, Operating Income, and Earnings Per Diluted Share performance metrics.

(3)    The exercise price was the average closing price of the stock as of the day when Compensation Committee's recommendation was approved by the entire Board of Directors. The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(4) Stock option grant date fair values are based on the Black-Scholes option valuation model in accordance with FASB ASC Topic 718. Restricted stock awards represent the aggregate value at the date of grant for shares of common stock awarded under the Company’s Second Restricted Stock Plan. See the Company’s Annual Report (Footnote 5) for the year ended December 31, 2018, for the assumptions made in the valuation of stock options.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2018, for the named executive officers. It also shows restricted stock awards not yet vested as of December 31, 2018. The information contained in this table is based on the 2 for 1 common stock split effected as of December 31, 2014 in the form of a 100% stock dividend.

Outstanding Equity Awards at Fiscal Year-End at December 31, 2018
	Option Awards					Stock Awards
Name	(1) Number of Securities Underlying Unexercised Options (#) Exercisable	(1) Number of Securities Underlying Unexercised Options (#) Unexercis-able	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	(2) Option Exercise Price ($)	Option Expiration Date	(3) Number of Shares or Units of Stock That Have Not Vested (#)	(4) Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steve Downing	5,000	—	—	8.64	27-Sep-2019	—	—	—	—
	16,200	—	—	12.80	30-Sep-2020	6,000	121,260	—	—
	—	—	—		16-Feb-2021	6,384	129,021	—	—
	—	—	—		22-Feb-2021	6,300	127,323	—	—
	18,000	4,500	—	13.39	30-Sep-2021	—	—	—	—
	—	—	—		15-Feb-2022	31,000	626,510	—	—
	—	—	—		16-Feb-2022	7,560	152,788	—	—
	6,752	6,752	—	15.50	30-Sep-2022	—	—	—	—
	—	—	—		15-Feb-2023	37,000	747,770	—	—
	7,092	10,638	—	14.70	22-Feb-2023	—	—	—	—
	—	101,000	—	22.94	15-Feb-2028	—	—	—	—
	53,044	122,890	—			94,244	1,904,672	—	—
Kevin Nash	—	—	—		30-Sep-2019	12,000	242,520	—	—
	—	—	—		30-Sep-2020	3,000	60,630	—	—
	—	—	—		16-Feb-2021	2,922	59,054	—	—
	—	—	—		22-Feb-2021	3,150	63,662	—	—
	2,932	2,932	—	13.39	30-Sep-2021	—	—	—	—
	—	—	—		15-Feb-2022	8,000	161,680	—	—
	—	—	—		16-Feb-2022	3,630	73,362	—	—
	1,612	3,224	—	15.50	30-Sep-2022	—	—	—	—
	1,694	5,082	—	14.70	22-Feb-2023	—	—	—	—
	—	27,000	—	22.94	15-Feb-2028	—	—	—	—
	6,238	38,238	—			32,702	660,908	—	—
Scott Ryan	8,320	—	—	18.31	30-Dec-2019	—	—	—	—
	—	—	—		31-Dec-2020	1,650	33,347	—	—
	—	—	—		16-Feb-2021	1,512	30,558	—	—
	—	—	—		22-Feb-2021	1,650	33,347	—	—
	—	—	—		15-Feb-2022	8,000	161,680	—	—
	—	—	—		16-Feb-2022	1,820	36,782	—	—
	2,748	1,832	—	16.01	31-Dec-2022	—	—	—	—
	1,832	2,748	—	14.70	22-Feb-2023	—	—	—	—
	—	25,000	—	22.94	15-Feb-2028	—	—	—	—
	12,900	29,580	—			14,632	295,714	—	—
Neil Boehm	2,686	—	—	15.41	28-Mar-2019	—	—	—	—
	—	—	—		29-Mar-2019	6,920	139,853	—	—
	—	—	—		30-Sep-2019	12,000	242,520	—	—
	4,230	1,410	—	18.30	31-Mar-2020	—	—	—	—
	—	—	—		31-Mar-2021	2,053	41,491	—	—
	—	—	—		15-Feb-2022	8,000	161,680	—	—
	—	—	—		31-Mar-2022	4,500	90,945	—	—
	2,484	3,726	—	15.69	31-Mar-2023	—	—	—	—
	—	30,000	—	22.94	15-Feb-2028	—	—	—	—
	9,400	35,136	—			33,473	676,489	—	—

Outstanding Equity Awards at Fiscal Year-End at December 31, 2018
Matt Chiodo	3,000	—	—	15.41	28-Mar-2019	—	—	—	—
	—	—	—		29-Mar-2019	4,000	80,840	—	—
	1,530	1,530	—	18.30	31-Mar-2020	—	—	—	—
	2,500	5,000	—	15.69	31-Mar-2021	—	—	—	—
	—	—	—		31-Mar-2021	3,151	63,682	—	—
	—	—	—		31-Mar-2021	3,700	74,777	—	—
	—	—	—		15-Feb-2022	8,000	161,680	—	—
	—	—	—		31-Mar-2022	5,700	115,197	—	—
	—	30,000	—	22.94	15-Feb-2028	—	—	—	—
	7,030	36,530	—			24,551	496,176	—	—

(1)    These options become exercisable, as long as employment with the Company continues, for 20 percent on each anniversary of the grant date commencing with the first anniversary of the grant date for all grants prior to 2018. For option grants during 2018, options become exercisable, as long as employment with the Company continues, for 25% on each anniversary of the grant date, with an expiration date ten years from grant date. Mr. Ryan has 8,320 five-year options that are fully exercisable as of December 31, 2018, and were granted to Mr. Ryan before he became a named executive officer of the Company. Mr. Boehm has 8,326 five-year options of which 6,916 are fully exercisable as of December 31, 2018, and were granted to Mr. Boehm before he became a named executive officer of the Company. Mr. Chiodo has 13,560 five-year options of which 7,030 are fully exercisable as of December 31, 2018, and were granted to Mr. Chiodo before he became a named executive officer of the Company.

(2)    The exercise price was the closing price of the stock on the date the Compensation Committee met to approve the option grants, or when the Compensation Committee's recommendation was approved by the entire Board of Directors. The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of the exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3)    Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of four or five years from the date of grant. Dividends are and will be paid on these shares if, and to the same extent, paid on the Company's common stock.

(4)	Represents the aggregate market value as of December 31, 2018, for shares of common stock awarded under the Company's Second Restricted Stock Plan.

Option Exercises and Stock Vested

The following table contains information regarding the exercise of stock options during the fiscal year ended December 31, 2018, by the following executive officers:

Option Exercises and Stock Vested for 2018
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steve Downing	—	—	18,000	388,620
Kevin Nash	7,874	77,444	6,000	129,540
Scott Ryan	7,220	52,306	3,000	59,520
Neil Boehm	5,260	56,982	4,000	86,360
Matt Chiodo	9,996	55,894	—	—

The Company has not adopted any defined benefit or actuarial plan, or non-qualified deferred compensation plan (though the Board of Directors has authorized such a plan), as those terms are defined in applicable laws, rules, and regulation promulgated by the SEC. The Company does not have any contracts with its named executive officers linked to a change in control of the Company other than with respect to vesting certain restricted stock or stock option awards which provisions are applicable to all employees receiving such awards.

DIRECTOR COMPENSATION

The following table discloses the cash, stock option awards, and other compensation earned, paid, or awarded to each of the Company's directors during the fiscal year 2018.

Director Compensation for 2018
Name	(1) Fees Earned or Paid in Cash ($)	Stock Awards ($)	(2) Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	(3) All Other Compensation ($)	Total ($)
Leslie Brown	84,083	—	37,451	—	—	—	121,534
Gary Goode	111,250	—	37,451	—	—	—	148,701
James Hollars	80,000	—	37,451	—	—	—	117,451
John Mulder	80,000	—	37,451	—	—	—	117,451
Richard Schaum	96,250	—	37,451	—	—	—	133,701
Kathleen Starkoff	20,000		20,838				40,838
Fred Sotok	87,500	—	37,451	—	—	—	124,951
James Wallace	172,500	—	37,451	—	—	—	209,951
Brian Walker	10,000	—	17,697	—	—	—	27,697

(1) Any Director who is also an employee of the Company receives no compensation for services as a director. Directors who are not employees of the Company received a director's retainer in the amount of $80,000 per year ($20,000 per quarter). The Chair of the Board of Directors received an additional retainer of $75,000 and directors who chaired the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee each received an additional retainer fee in the amounts of $12,500, $10,000, and $10,000, respectively during 2018. In addition, each director who served as a member of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee each received a retainer in the amount of $7,500, $5,000, and $5,000, respectively in 2018. The foregoing compensation has been adjusted for 2019 as set forth in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(2) Immediately following each Annual Meeting of Shareholders non-employee directors are entitled to receive an option to purchase 7,000 shares of the Company's common stock at a price per share equal to the closing price of the Company's stock on NASDAQ on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of grant. For each outstanding stock option award, the value shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (as opposed to what is included in the Company's financial statements). See the Company’s Annual Report (Footnote 5) for the years ended December 31, 2018, 2017, and 2016 for the assumptions made in the valuation of stock options. For 2019, if the 2019 Omnibus Plan is approved by shareholders, after each Annual Meeting of Shareholders, non-employee directors will receive a grant of RS equal to $100,000 divided by the average closing price per share of the Company's Common Stock on the twenty (20) trading days preceding the date of grant of such RS and such RS will vest on the first anniversary of the grant.

(3) The Company also makes Company aircraft available to directors for personal use if such use does not conflict with any business purpose for the aircraft. The cost of the flight is calculated using the SIFL (Standard Industry Fare Level) rates published by the IRS in accordance with Treasury Regulation Section 1.61-21 (Taxation of fringe benefits).

The following table summarizes securities issued and to be issued under the Company’s equity compensation plans as of December 31, 2018:

Executive Compensation Plan Summary
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation Plans approved by Shareholders	9,305,876	17.77	15,139,059
Equity Compensation Plans not approved by Shareholders	—	—	—
Total	9,305,876	17.77	15,139,059

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee, which includes Messrs. Schaum (Chair), Goode, and Wallace, is currently comprised solely of members of the Company’s Board of Directors who are independent under the applicable NASDAQ listing standards. The Compensation Committee is responsible for supervising the Company’s executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers.

CERTAIN TRANSACTIONS

The Audit Committee of the Company reviews and approves all related party transactions in accordance with its Charter. The Code of Business Conduct and Ethics requires directors, officers, and employees to report these types of matters. In addition, the Company uses questionnaires for its directors and officers annually in part to discover any unreported related-party transactions. The approval of the Audit Committee is required for related-party transactions.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS – PRINCIPAL ACCOUNTING FEES AND SERVICES

The Audit Committee and Board of Directors have selected, and submits to shareholders for ratification, Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2019. The following fees were billed by Ernst & Young LLP, the Company’s independent auditors, for the services provided to the Company during the fiscal years ended December 31:

	2018	2017
Audit Fees	$499,600	$440,000
Audit-Related	45,000	165,000
Tax Fees	—	—
All Other	—	—
Total	$544,600	$605,000

Audit fees include the annual audit of the Company’s consolidated financial statements, the audit of internal control over financial reporting, and timely quarterly reviews. Audit-Related fees principally consist of consultations concerning accounting matters associated with the annual audit, incremental consent filings, and other out-of-scope work. Tax fees principally consist of fees for tax advice. All non-audit services, including those indicated above, are pre-approved by the Audit Committee pursuant to the Revised Audit Committee Procedures for Approval of Audit and Non-audit Services by Independent Auditors, which is attached as Appendix A to this Proxy Statement.

The Audit Committee periodically evaluates the Company's independent auditor. The quality of the staff of Ernst & Young LLP, historical and current performance, expertise in the Company's industries, reasonableness of fees, and independence are all factors that went into the Audit Committee's decision to select Ernst & Young LLP as the Company's independent auditors. The audit engagement partner for the Company rotates every five years and the Audit Committee is involved in the selection of a new audit engagement partner. Although ratification of the independent auditors by the Company’s shareholders is not legally required, our Audit Committee and Board of Directors believes that submission of this matter to the shareholders follows sound business practice and is in the best interest of shareholders in the current environment. If the shareholders do not approve the selection of Ernst & Young LLP, the selection of such firm as our independent auditors will be reconsidered by the Audit Committee. Accordingly, you may vote on the following resolution at the 2019 Annual Meeting of Shareholders:

RESOLVED, that Ernst & Young LLP be and hereby is ratified to serve as the independent auditors of the Company for the fiscal year ended December 31, 2019.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire.

The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP to serve as the Company's independent auditors for fiscal year ended December 31, 2019.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in the detail under the Compensation Discussion and Analysis, the Company's compensation system is designed to balance short-term performance with long-term growth. Our compensation system must be competitive with compensation arrangements provided to executives at comparably sized companies with whom we compete for talent. We look to reward performance (with an increasing percentage of executive pay being performance based); emphasize long-term incentive compensation; drive ownership mentality; and attract, retain and reward the best talent to achieve desired results. Shareholders are encouraged to read the Compensation Discussion and Analysis, the Company compensation tables, and the related narrative disclosure.

In accordance with certain legislation, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for named executive officers (sometimes referred to as "say-on-pay"). Accordingly, you may vote on the following resolution at the 2019 Annual Meeting of Shareholders:

RESOLVED, that the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables, and narrative disclosure is hereby APPROVED.

This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of this advisory vote when considering future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed pursuant to Item 402 of Resolution S-K, including Compensation Discussion and Analysis, compensation tables, and narrative disclosure.

APPROVAL OF THE 2019 GENTEX CORPORATION OMNIBUS INCENTIVE PLAN
Background
In February 2019, our Compensation Committee and Board of Directors approved the 2019 Gentex Corporation Omnibus Incentive Plan or 2019 Omnibus Plan, subject to shareholder approval. The 2019 Omnibus Plan provides for the potential awards to: i) employees; and ii) non-employee directors of the Company or its subsidiaries, which awards may be stock options [both incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"] (collectively, "Options")), appreciation rights ("ARs"), RS, restricted stock units ("RSUs") and PSAs, and performance units ("Performance Units") (collectively, "Performance Awards") and other awards that are stock-based, cash-based or a combination of both ("Other Awards") (collectively, "Awards"). The 2019 Omnibus Plan is intended to replace the Company's shareholder approved Employee Stock Option Plan, Second Restricted Stock Plan, and Amended and Restated Non-Employee Director Stock Option Plan ("Prior Plans"), upon shareholder approval (though first quarter 2019 grants to non-officer employees will be made under the Prior Plans since the 2019 Omnibus Plan has not yet been approved by Shareholders). Any existing awards previously granted under the prior plans, including those made to non-officers in the first quarter of 2019, will continue to remain outstanding in accordance with their terms and be governed thereby. If, however, the 2019 Omnibus Plan is approved by the shareholders, all future Awards thereafter will be made under the 2019 Omnibus Plan, including those made to officers as described in the Compensation Discussion and Analysis as set forth above. If the 2019 Omnibus Plan is not approved by our shareholders, it will not be adopted, and we will continue to operate under the Prior Plans until their expiration, including for officers.
Current Equity Compensation Plan Information
The following table contains information as of December 31, 2018, about shares of stock which may be issued under our equity compensation plans, all of which have been approved by our shareholders.

Executive Compensation Plan Summary
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation Plans approved by Shareholders	9,305,876	17.77	15,139,059
Equity Compensation Plans not approved by Shareholders	—	—	—
Total	9,305,876	17.77	15,139,059
Shareholder Approval.
If the 2019 Omnibus Plan is adopted by our shareholders, we will not make any new grants of awards under the Prior Plans. The 2019 Omnibus Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices such as:

No Evergreen Feature. The 2019 Omnibus Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

Conservative Share Reuse Provision. Shares subject to an award under the 2019 Omnibus Plan will not be available for reuse if such shares are tendered in payment of a stock option or delivered or withheld to satisfy any tax withholding obligation.

Minimum Vesting Period. Awards granted must have a vesting period of at least twelve months, with the exception that up to 5% of the share reserve may have a shorter vesting period.

Repricings and Exchanges Prohibited. The 2019 Omnibus Plan prohibits the repurchase, cancellation and exchange of out-of-the-money outstanding Options or ARs for consideration.

Discount Options and ARs Prohibited. All Options and ARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the Option or AR is granted.

Double Trigger Change-in-Control Provisions. The change-in-control provisions under the 2019 Omnibus Plan provide an appropriate definition of a change-in-control and for acceleration of vesting in the event of a change in control only if the 2019 Omnibus Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

No Dividends on Unearned PSAs. The 2019 Omnibus Plan prohibits the current payment of dividends or dividend equivalents on unearned PSAs subject to performance conditions.

A summary of the 2019 Omnibus Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 2019 Omnibus Plan, which is attached as Appendix B.
General Plan Information. The 2019 Omnibus Plan is intended to permit the grant of Options (both ISOs, NQSOs or a combination of both), ARs, RS, RSUs, Performance Awards and Other Awards. All Awards granted under the 2019 Omnibus Plan will be governed by separate written or electronic agreements or other evidence of award between the Company and each participant. The evidence of award will specify the terms and conditions of the Award. No right or interest of a participant in any Award will be subject to any lien, obligation or liability of the participant. The laws of the State of Michigan govern the 2019 Omnibus Plan and any Awards granted thereunder.
Administration. We will bear all expenses of administering the 2019 Omnibus Plan. Our Compensation Committee will administer the 2019 Omnibus Plan and have the authority to grant Awards to participants upon such terms and conditions (not inconsistent with the provisions of the 2019 Omnibus Plan) as may be considered appropriate. The interpretation and construction by the Compensation Committee of any provision of the 2019 Omnibus Plan or of any evidence of award, and any determination by the Compensation Committee pursuant to any provision of the 2019 Omnibus Plan or of any evidence of award, are considered final and conclusive. To the extent permitted by law as well as limits under the 2019 Omnibus Plan, the Board of Directors or the Compensation Committee, as applicable, may, from time to time, delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, administrative duties or powers as it may deem advisable, and the Board of Directors, the Compensation Committee or any person to whom duties or powers have been delegated, may utilize third parties to provide advice with respect to any responsibility the Board of Directors or the Compensation Committee or such person may have under the 2019 Omnibus Plan. The Board of Directors or the Compensation Committee may, to the extent permitted, authorize one or more of our executive officers, including our President and CEO, to do one or both of the following on the same basis as the Compensation Committee: (i) designate participants to be recipients of Awards; and (ii) determine the size of any such Awards. The authorized officer(s) are required to report periodically to the Compensation Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. This authority may not be delegated with respect to Awards to any executive officer, director or owner of more than 10% of the Company’s equity securities.
Eligibility for Participation. Any of our employees, employees of our subsidiaries and non-employee members of our Board of Directors are eligible to receive an Award under the 2019 Omnibus Plan. ISOs, however, may only be granted to employees of the Company or as otherwise permitted by law. Because the 2019 Omnibus Plan provides for broad discretion in selecting participants and in making Awards, the total number of persons who will participate in the 2019 Omnibus Plan and the benefits that will be provided to the participants cannot be determined at this time.

Shares Available for Issuance Under the 2019 Omnibus Plan. Subject to adjustment as provided in the 2019 Omnibus Plan, the number of shares of our common stock reserved for issuance under the 2019

Omnibus Plan is 45,000,000 ("Available Common Shares") plus any shares related to Awards(including Full Value Awards) under the 2019 Omnibus Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are settled in cash in lieu of shares, will be available again for grant under the 2019 Omnibus Plan. PSA's, RS, or any other Awards granted with a per share price of less than 100% of the Market Value per Share as determined for such Award (i.e. Full Value Awards) shall be counted against the Available Common Shares as 4.06 shares for every one share of Common Stock subject thereto. Options and AR's with a per share price of at least 100% of the Market Value per Share as determined for such Award shall be counted against the Available Common Shares as one share for every one share of Common Stock subject thereto. Notwithstanding the foregoing, (x) upon the exercise of a stock-settled stock appreciation right or net-settled option granted under the 2019 Omnibus Plan, the number of shares subject to the Award (or portion of the Award) that is then being exercised will be counted against the maximum aggregate number of shares that may be issued under the 2019 Omnibus Plan as provided above, regardless of the actual number of shares issued upon exercise and (y) any shares withheld (or, with respect to RS, returned) in satisfaction of tax withholding obligations will be counted as shares issued.
The number of shares of common stock actually issued or transferred by the Company upon the exercise of ISOs will not exceed 2,000,000. In addition, during any performance period no participant will be granted Options and ARs and other Awards with rights which are substantially similar to Options or ARs, in the aggregate, for more than 1,000,000 shares of common stock. Further, during any performance period no participant will be granted performance vesting RS or RSUs or stock-denominated Performance Shares or Other Awards with rights which are substantially similar to Performance Shares for more than 1,000,000 shares of common stock. During any performance period no participant will be granted Performance Units or cash-denominated Other Awards with rights which are substantially similar to Performance Units pursuant to which the Participant can receive, in the aggregate, more than $10,000,000. During any calendar year, no Participant who is a non-employee director shall be granted overall compensation in excess of $500,000. Any Awards granted by the Company in substitution for Awards granted by companies acquired by the Company (Substitute Awards) will not reduce the shares of common stock available for Awards under the 2019 Omnibus Plan.
Description of Awards Under the 2019 Omnibus Plan.
Stock Options. Our Board of Directors or Compensation Committee may award ISOs, which are intended to comply with Section 422 of the Code, NQSOs, which are not intended to comply with Section 422 of the Code or a combination of both. An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares granted; ii) the exercise price, which may not be less than the fair market value of the underlying shares of common stock on the date the Option is granted; iii) the method by which the exercise price is payable; iv) the conditions to become exercisable (including without limitation the attainment of performance objectives) and the period(s) for which they will remain exercisable and v) such other terms as the Compensation Committee or an authorized officer may approve, including without limitation provisions under which some portion or all of the Options or proceeds attributable to them may be subject to recoupment in circumstances of conduct deemed detrimental to the Company.
Successive grants may be made to the same participant whether or not any previous grants remain unexercised. Options must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. Any grant may provide for the earlier exercise or other modifications in the event of specified terminations of the participant’s employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. The exercise of an Option will result in the cancellation on a share-for-share basis of any related tandem appreciation right authorized. No Option granted will be exercisable for more than ten years from the date it was granted. Except as provided in an evidence of award, in the event of a participant’s termination of employment or service, any Options that have not vested as of the termination date will be cancelled and immediately forfeited, without further action on the part of the Company or the Compensation Committee, and the participant will have no further rights in respect of such grant. In no event may an Option be repurchased or cancelled in exchange for cash or other consideration at a time when the exercise price exceeds the fair market value of the shares of common stock.

Appreciation Rights. The Board of Directors or the Compensation Committee may grant: i) tandem ARs with Options; or ii) freestanding ARs unrelated to Options. A tandem AR gives the participant holding an associated Option a right, exercisable by the surrender of the Option, to receive an amount determined by the Board of Directors, the Compensation Committee or an authorized officer, which is a percentage of the spread on the related Option (not exceeding 100%) at the time of exercise. Tandem ARs may be granted at any time prior to the exercise or termination of the related Option, although a tandem AR awarded in relation to an ISO must be granted concurrently with the ISO. Free-standing ARs grant the participant the right to receive an amount determined by the Board of Directors, the Compensation Committee or an authorized officer, which is a percentage of the spread (not exceeding 100%) at the time of exercise.
An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock to which it pertains; ii) the percentage of the spread (not exceeding 100%) payable at the time of exercise and whether such amount will be paid in cash, in shares of common stock or a combination; iii) the conditions to become exercisable (including without limitation the attainment of performance objectives) and the exercise period; and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of the ARs or proceeds attributable to them may be subject to recoupment in circumstances of conduct deemed detrimental to the Company.
ARs must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. A grant may provide for an earlier exercise or other modifications in the event of specified terminations of the participant’s employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as provided in an evidence of award, in the event of a participant’s termination of employment or service, any ARs that have not vested as of the participant’s termination date will be cancelled and immediately forfeited, without further action on the part of the Company or the Compensation Committee, and the participant will have no further rights in respect of such grant.
A grant of tandem ARs will provide that such grant may be exercised only at a time when the related Option is also exercisable and at a time when the spread is positive, and by surrender of the related option for cancellation. Successive grants of tandem ARs may be made to the same participant regardless of whether any previous grants remain unexercised.
With respect to free-standing ARs only: i) each grant will specify a base price which may not be less than the market value per share on the grant date; ii) successive grants may be made regardless of whether any previous grant(s) remain unexercised; and iii) no grant may be exercised more than ten years from the grant date. In no event may an AR be repurchased or cancelled in exchange for cash or other consideration at a time when the exercise price exceeds the fair market value of the shares of common stock.
Restricted Stock. The Board of Directors, the Compensation Committee or an authorized officer may grant RS. Each grant constitutes an immediate transfer of ownership of shares of the Company common stock entitling the participant to voting, certain dividend and other ownership rights, subject to a substantial risk of forfeiture and restrictions on transfer pending lapse of the forfeiture risk.
An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock to which it pertains; ii) any restrictions on transfer and forfeitability provisions; iii) the conditions under which restrictions on transfer and forfeitability provisions will lapse, including without limitation upon the attainment of performance objectives; and (iv) such other terms the Compensation Committee or an authorized officer may approve, including without limitation provisions under which some portion or all of the RS or proceeds attributable to it may be subject to recoupment in circumstances of conduct deemed detrimental to the Company.
RS must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vested period. A grant may provide for the earlier lapse of restrictions or other modifications in the event of terminations of employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as otherwise provided in an evidence of award, in the event of a participant’s termination of employment or service, any RS that has not yet become free of restrictions will be immediately forfeited, without further action on the part of the Company or the Compensation Committee, and the participant will have no further rights in respect of such grant. A grant may require that any or all dividends or other distributions paid during the period of such restrictions be automatically deferred and/or reinvested in additional shares of RS (which may be subject to the same restrictions as the underlying Award) or be paid in cash on a deferred or contingent basis (subject to any restrictions on performance-based Awards).
Restricted Stock Units. The Compensation Committee or an authorized officer may grant RSUs. A grant will constitute the agreement by the Company to deliver shares of its common stock or cash to the participant in the future in consideration of the performance of services. An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock to which it pertains; ii) the conditions for the RSUs or installments to vest (including without limitation the attainment of performance objectives); iii) form of payment and time(s) payable; and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of an RSU or proceeds attributable to it may be subject to recoupment in circumstances of conduct deemed detrimental to the Company.
During the restriction period, no participant will have the rights of a shareholder of any shares of common stock, but the Compensation Committee or an authorized officer may authorize the payment of dividend equivalents on such RSUs on either a current, deferred or contingent basis, either in cash or in additional shares of common stock (subject to any restrictions on performance-based Awards). RSUs must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. A grant of RSUs may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the participant’s employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as otherwise provided in an evidence of award, in the event of a participant’s termination of employment or service, any RSU that has not yet become vested will be immediately forfeited without further action on the part of the Company or the Compensation Committee, and the participant will have no further rights in respect of such grant.
Performance Shares and Performance Units. The Compensation Committee or an authorized officer may grant PSAs and Performance Units that will become payable upon achievement of specified performance objectives during performance periods. An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of units or shares of common stock to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; ii) the conditions for the Performance Awards or installments to vest; iii) form of payment; and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of the Performance Awards or proceeds attributable thereto may be subject to recoupment in circumstances of conduct deemed detrimental to the Company.
Performance Awards must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. A grant of Performance Awards may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as provided in an evidence of award, in the event of a termination of employment or service, any Performance Award that has not yet become vested will be immediately forfeited, without further action, and the participant will have no further rights in respect of such grant. During the performance period, the participant will have none of the rights of a shareholder with respect to Performance Shares, but the Compensation Committee or authorized officer may authorize the payment of dividend equivalents on Performance Shares on either a current, deferred or contingent basis, either in cash or in additional shares of common stock (subject to any restrictions on performance-based Awards).

Other Awards. The Compensation Committee or an authorized officer may authorize grants of other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to: i) shares of the Company common stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee or authorized officer, and awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of, the Company; ii) cash; or iii) any combination of the foregoing, including without limitation grants of cash or shares of common stock as a bonus or in lieu of obligations of the Company to pay cash or deliver other property under the 2019 Omnibus Plan or under other plans or compensatory arrangements, all subject to such terms determined by the Board of Directors, the Compensation Committee or authorized officer.
An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock and/or the amount of cash to which it pertains; ii) the conditions for the Other

Award or installments to vest (including without limitation the attainment of performance objectives); iii) the form of payment; and iv) such other terms as the Board of Directors, the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of the Other Award or proceeds attributable thereto may be subject to recoupment in circumstances of conduct deemed detrimental to the Company. Other Awards must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. A grant of an Other Award may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as provided in an evidence of award, in the event of termination of employment or service, any Other Award that has not yet become vested will be immediately forfeited, without further action on the part of the Company or the Compensation Committee, and the participant will have no further rights in respect of such grant.
Awards to Non-Employee Directors. The Board of Directors may from time to time grant Awards to non-employee directors upon the terms and conditions otherwise applicable to the grants of Awards under the 2019 Omnibus Plan. If a non-employee director subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any Award held by such individual at the time will not be affected.
Performance Measures. The Board of Directors or the Compensation Committee may grant Awards under the 2019 Omnibus Plan subject to the attainment of measurable performance objectives. Performance objectives may be described in terms of the Company-wide objectives or objectives that are related to such other performance including that related to the performance of the individual participant. Performance objectives may be made relative to the performance of other companies or an index covering multiple companies.
The Compensation Committee at any time may exclude the impact on performance of charges for restructuring, acquisitions, divestitures, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the SEC and as identified in the Company’s audited financial statements, notes to such financial statements or management’s discussion and analysis in the Company’s annual report or other filings with the SEC. With respect to any grant under the 2019 Omnibus Plan, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may in its discretion modify such performance objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.
Subject to the individual and other 2019 Omnibus Plan limits described above, the number of performance-based Awards granted to any participant in any year is determined by the Compensation Committee in its sole discretion. The Compensation Committee may reduce, but not increase, the value of a performance-based Award.
Adjustments. The Board of Directors shall make or provide for adjustments in the numbers of shares of common stock covered by outstanding Options, ARs, RSUs, Performance Awards and Other Awards, in the option price and base price provided in outstanding Options and ARs, and in the kind of shares covered thereby, as equitably required to prevent dilution or enlargement of the rights of participant that otherwise would result from: (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding Awards alternative consideration (including cash), if any, as it may determine, in good faith, to be equitable in the circumstances and may require the surrender of all Awards to be replaced. The Board of Directors or the Compensation Committee also will make or provide for adjustments in the numbers of shares as is appropriate to reflect any transaction or event described above.
Change in Control. In the event of a “Change in Control” (as defined in the 2019 Omnibus Plan), except as otherwise provided in an evidence of award or by the Compensation Committee on the grant date, to the extent outstanding Awards granted under the 2019 Omnibus Plan are not assumed, converted or replaced by the resulting entity or its direct or indirect parent, all outstanding Awards that may be exercised will become fully exercisable, all restrictions with respect to outstanding Awards will lapse and become vested and non-forfeitable, and any specified performance objectives with respect to outstanding Awards will be deemed to be satisfied at target.
Except as otherwise provided in an evidence of award or by the Compensation Committee, to the extent outstanding Awards granted are assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, any outstanding Awards that are subject to performance objectives will be converted by the resulting entity or its direct or indirect parent, based on whether target performance had been achieved as of the date of the Change in Control, and each Award of: (i) PSAs or Performance Units will continue to vest during the remaining performance period; (ii) RS will remain subject to the otherwise applicable vesting conditions during the remaining vesting period; (iii) RSUs will remain subject to the applicable vesting conditions during the restriction period; and (iv) all other Awards will remain subject to the applicable vesting conditions during the remaining vesting period, if any.
Except as otherwise provided in an evidence of award or by the Compensation Committee, to the extent outstanding Awards granted are either assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, if a participant’s service is terminated without cause by the Company or the resulting entity or a participant resigns his or her employment for good reason (as those terms are defined in his or her employment agreement as applicable and otherwise in an evidence of award), in either case, all outstanding Awards held by the participant that may be exercised will become exercisable and restrictions with respect to outstanding Awards will lapse and become vested and non-forfeitable as set forth in an evidence of award.
The Board of Directors in its discretion, at or after a grant date, may: (i) provide for the cancellation of each outstanding and unexercised Option or AR with an option or base price, less than the highest price per share of common stock paid for a share of common stock in the Change in Control (or, if less, the market value per share at the time of cancellation to the extent required to avoid imposition of a tax under Section 409A of the Code) (such amount the “Transaction Consideration”) in exchange for a cash payment to be made at the same time as payment is made to holders of common stock in connection with the Change in Control in an amount equal to the amount by which the Transaction Consideration exceeds the option or base price, as applicable, multiplied by the number of shares of common stock granted under the Option or AR; and (ii) provide for the cancellation of each outstanding and unexercised Option or AR with an option or base price, as applicable, equal to or more than the Transaction Consideration without any payment to the holder of such Option or AR, as applicable.
Non-U.S. Participants. The Board of Directors or the Compensation Committee may provide for special terms for Awards to participants who are employed by the Company or its subsidiaries outside of the United States of America, as the Board of Directors or the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board of Directors or the Compensation Committee may approve supplements to or amendments, restatements or alternative versions of the 2019 Omnibus Plan as it may consider necessary or appropriate for such purposes. No special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the 2019 Omnibus Plan as then in effect unless such revisions are permitted without further approval by the shareholders of the Company.
Transferability. Except as otherwise determined by the Board of Directors or the Compensation Committee, no Award or dividend equivalents paid may be transferable by a participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of the Company as the Board of Directors or the Compensation Committee may determine. If approved by the Board of Directors or the Compensation Committee, each participant may, in a manner established by the Board of Directors or the Compensation Committee, designate a beneficiary to exercise the rights of the participant with respect to any Award upon the death of the participant and to receive shares of common stock or other property issued upon such exercise.
The Board of Directors, the Compensation Committee or an authorized officer may specify on the grant date that part or all of the shares of common stock that are: (i) to be issued or transferred by the Company upon the exercise of an Option or ARs, upon the termination of the restriction period applicable to RSUs or upon payment under any grant of Performance Shares or Performance Units; or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer, will be subject to further restrictions on transfer.

The Board of Directors or the Compensation Committee may determine that Awards (other than ISOs) may be transferable by a participant, without payment of consideration by the transferee, only to any one or more family members of the participant. No transfer will be effective unless reasonable prior notice is delivered to the Company and the transfer is affected in accordance with any terms and conditions that were made applicable. Any transferee will be subject to the same terms and conditions as the participant.
Federal Income Tax Consequences
The following discussion covers some of the United States federal income tax consequences with respect to Awards that may be granted under the 2019 Omnibus Plan. This summary does not describe state, local, or foreign tax consequences of an individual’s participation in the 2019 Omnibus Plan.
Options. A participant will not recognize income for federal income tax purposes when ISOs are granted or timely exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the Options are granted or within one year after the issuance of shares upon exercise of the ISO, the participant will recognize in the year of disposition: (a) ordinary income, to the extent the lesser of either (1) the fair market value of the shares on the date of Option exercise, or (2) the amount realized on disposition, exceeds the Option exercise price; and (b) capital gain, to the extent the amount realized on disposition exceeds the sum of the exercise price paid and any ordinary income recognized by the participant. If the shares are sold after expiration of these holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the Option exercise price.
Exercise of an ISO will be timely if made during its term and if the participant remains employed at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies while employed or within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NQSOs discussed below.
The exercise of an ISO may result in alternative minimum tax liability. The excess of the fair market value of the shares purchased on exercise of an ISO over the exercise price paid for such shares is considered alternative minimum taxable income for alternative minimum tax purposes.
With respect to NQSOs, the participant will recognize no income upon grant of the Option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of Option exercise over the Option exercise price. Upon a subsequent disposition of the shares received from the exercise of an NQSO, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.
Appreciation Rights. The recipient of a grant of ARs will not realize taxable income on the date of the grant. Upon the exercise of ARs, the recipient will realize ordinary income equal to the amount of cash or the fair market value of stock received.
Restricted Stock. A participant holding RS will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting. Any dividends paid to the participant on the RS during the restriction period will generally be ordinary income to the participant.

Under Section 83(b) of the Code, a participant may elect (not later than 30 days after acquiring the RS) to recognize ordinary income at the time the shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that the shares are subject to transferability restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. If, however, the shares are later forfeited, no tax deduction is allowable to the participant, and the Company will recognize ordinary income equal to the amount of its deduction when the participant made the Section 83(b) election.

Restricted Stock Units and Performance Awards. A participant holding RSUs or Performance Awards will, at the time the RSUs or Performance Awards become payable, realize ordinary income in an amount equal to the fair market value of the shares and any cash received.
Other Awards. The tax consequences of Other Awards will depend upon the terms and conditions of such Awards as determined by the Board of Directors or the Compensation Committee. A participant holding Other Awards, however, will generally realize ordinary income in an amount equal to the fair market value of the shares or cash received at the time of payment of shares or cash.
Federal Tax Consequences to the Company. In general, we will receive an income tax deduction at the same time and in the same amount as the amount which is taxable to the employee as ordinary income, except to the extent prohibited by Section 162(m). To the extent a participant realizes capital gains, as described above, we will not be entitled to any corresponding deduction for federal income tax purposes.
Dividends and Dividend Equivalents. The Compensation Committee may provide the participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of common stock, other securities, other Awards, or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, provided , that no dividends or dividend equivalents shall be payable in respect of outstanding: (i) Options or ARs; or (ii) unearned Performance Awards or other unearned Awards subject to performance objectives.
Award Deferral and Compliance with Section 409A of the Code. The Compensation Committee may permit participants to elect to defer the issuance of stock or the settlement of Awards in cash (other than with respect to Options or ARs) pursuant to such rules, procedures or programs as it may establish. The Compensation Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, provided that no dividend equivalents shall be payable in respect of outstanding Options or unearned Performance Awards or other unearned Awards subject to performance conditions. It, however, is intended that any grants made will be exempt from Section 409A of the Code or are structured in a manner that would not cause a participant to be subject to taxes and interest pursuant to Section 409A of the Code.
Effective Date. Though Awards may be made under the 2019 Omnibus Plan prior to shareholder approval as described herein, such Awards and the 2019 Omnibus Plan will only be effective as of the date it is approved by the shareholders. The 2019 Omnibus Incentive Plan will terminate on the tenth anniversary of shareholder approval unless earlier terminated in accordance with its provisions. Awards outstanding as of the date of termination of the 2019 Omnibus Plan will not be affected or impaired by the termination.
Amendments and Termination. The 2019 Omnibus Plan and any Award may be amended, suspended or terminated at any time by the Board of Directors, provided no amendment is permitted without shareholder approval if shareholder approval is required in order to comply with applicable law or the rules of the NASDAQ or any other securities exchange on which our common stock is traded or quoted. Except as otherwise permitted, no termination, suspension or amendment of the 2019 Omnibus Plan or any Award will adversely affect the right of any participant with respect to any Award granted, as determined by the Board of Directors or the Compensation Committee, without a participant’s written consent.

The Company will obtain shareholder approval for: i) a reduction in the exercise price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price) other than equitable adjustments in accordance with the 2019 Omnibus Plan; ii) any amendment to materially expand the group of individuals eligible for Awards under the 2019 Omnibus Plan; iii) an increase to the maximum number of shares of common stock available for issuance under the 2019 Omnibus Plan (other than equitable adjustments in accordance with the 2019 Omnibus Plan); or (iv) amendments that would materially increase the benefits accruing to participants.
Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted for grants or awards held by employees of a company or entity who become the Company employees as a result of the acquisition, merger or consolidation of the employer company by or with the Company. Except as otherwise provided by applicable law and notwithstanding anything in the 2019 Omnibus Plan to the contrary, the terms, provisions and benefits of the Substitute Awards grant may vary from those set forth in or required or authorized by the 2019 Omnibus Plan to such extent as the Compensation Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

Additional Information Regarding New Plan Benefits. Other than the Long-Term Incentive Plan and as otherwise described in the "Compensation Discussion and Analysis" with respect to officers and non-employee directors, we do not have any current proposals, plans or arrangements, written or otherwise, to grant any specific Awards under the 2019 Omnibus Plan to any executive officers, other employees or non-employee directors of the Company. Accordingly, future Awards under the 2019 Omnibus Plan to NEOs, officers, other employees and non-employee directors are not readily determinable at this time, as such awards remain in the discretion fo the Board of Directors and the Compensation Committee. Reference is made to the tables captioned “Summary Compensation Table,” “Grants of Plan-Based Awards,” “Outstanding Equity Awards at Fiscal Year-End,” and “Option Exercises and Stock Vested” in this Proxy Statement for detailed information on incentive awards granted and the exercise of stock options by certain executive officers under the Prior Plans during the three most recent fiscal years.
Market Price of the Common Stock. As of March 1, 2019, the fair market value of our common stock was $20.50 per share, based on the closing price of the common stock as reported by NASDAQ.
In accordance with the foregoing, you may vote on the following resolution at the 2019 Annual Meeting of Shareholders:
RESOLVED, that the Gentex Corporation 2019 Omnibus Incentive Plan is hereby APPROVED.
The Board of Directors unanimously recommends that you vote for the approval of the Gentex Corporation 2019 Omnibus Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934, except that of the non-employee director Ms. Kathleen Starkoff who was one (1) day late with reporting on Form 4 an option to purchase 4,430 shares of the Company's common stock granted under the Company's shareholder approved, Amended and Restated Nonemployee Director Stock Option Plan following the appointment of Ms. Starkoff as a non-employee director on September 28, 2018.
SHAREHOLDER PROPOSALS

Any proposal of a shareholder intended to be presented at the 2020 Annual Meeting of the Company must be received by the Company at its headquarters, c/o Corporate Secretary’s Office, 600 North Centennial Street, Zeeland, Michigan 49464, no later than December 8, 2019, if the shareholder wishes the proposal to be included in the Company’s Proxy Statement relating to that meeting. In addition, the Company’s Bylaws contain certain notice and procedural requirements applicable to shareholder proposals, irrespective of whether the proposal is to be included in the Company’s Proxy materials. To be timely, such a shareholder's notice must be delivered, or mailed and received at, the Company's headquarters as set forth in the Company’s Bylaws. A copy of the Company’s Bylaws is filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or the Company.

MISCELLANEOUS

The Company’s Annual Report to Shareholders, including financial statements, is being delivered to shareholders with this Proxy Statement.

Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, it is the intention of the persons named as Proxy holders in the accompanying Proxy to vote the shares in accordance with their judgment. Discretionary authority to do so is included in the Proxy.

The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mail and e-mail, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company has not retained any third party to help solicit proxies but reserves the right to do so. In addition, the Company will reimburse brokers, nominees, custodians, and other fiduciaries for their expenses in connection with sending Proxy materials to registered and beneficial owners and obtaining their Proxies.

Shareholders are urged to promptly vote your shares either on the Internet (preferred method), via telephone, or by dating, signing, and returning the accompanying Proxy in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS
Scott Ryan
Corporate Secretary

April 2, 2019

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APPENDIX A

Revised Audit Committee
Procedures for Approval of Audit and Non-Audit
Services by Independent Auditors

The following procedure is adopted by the Audit Committee relating to the approval of audit and non-audit services provided by the Company’s independent auditors.

1.
The Committee has reviewed and approved work to be performed by the independent auditors in the areas of tax, audit and advisory services and subcategories within each category as designated on the attached schedule.

2.	Any additional audit and non-audit work performed by the independent auditors that is not included on the attached schedule must be specifically pre-approved as follows:

a.
If the proposed independent auditors’ engagement is equal to or less than $50,000, the Chairman of the Audit Committee must pre-approve the work and will communicate his approval to the full Audit Committee at the next regularly scheduled meeting of the Audit Committee.

b.	If the proposed independent auditors’ engagement is greater than $50,000, the full Audit Committee must pre-approve the work.

3.	The independent auditors may not conduct any work that is prohibited by applicable SEC rules or regulations.

Effective February 20, 2014

APPENDIX B
GENTEX CORPORATION
2019 OMNIBUS INCENTIVE PLAN
(EFFECTIVE May 16, 2019)

1.
Purpose. The purpose of this 2019 Omnibus Incentive Plan is to attract and retain directors, officers, and other employees Gentex Corporation and its Subsidiaries and to motivate and provide to such persons incentives and rewards for performance.

2.	Definitions. As used in this Plan:

A.
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified (provided that an entity shall be deemed an Affiliate of the Corporation for purposes of this Plan only for such periods as the requisite ownership or control relationship is maintained).

B.	“Appreciation Right” means a right granted pursuant to Section 5 of the Plan and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

C.	“Authorized Officer” has the meaning specified in Section 12.D. of the Plan.

D.	“Award” means a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, and/or Other Awards.

E.	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

F.
“Board” means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of the Plan, such committee (or subcommittee).

G.
“Cause” shall have the meaning assigned such term in the employment agreement, if any, between a Participant and an Employer and, in the absence of such an agreement, the meaning specified in the applicable Evidence of Award.

H.	For purposes of the Plan, except as may be otherwise provided in an Evidence of Award, a “Change in Control” shall be deemed to have occurred upon the happening of any of the following events:

i.
any Person is or becomes (other than in connection with a transaction described in clause (A) or (B) of Paragraph (iii) below) the beneficial owner (within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or any of its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities;

ii.
individuals who on the Effective Date constitute the Board, and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including without limitation a consent solicitation, relating to the election of Directors of the Corporation) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

iii.
consummation of a merger or consolidation of the Corporation or any direct or indirect parent or subsidiary of the Corporation with any other company, other than (A) a merger or consolidation which would result in (1) the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or direct or indirect parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity or direct or indirect parent thereof outstanding immediately after such merger or consolidation, and (2) the individuals who comprise the Board immediately prior thereto constituting at least a majority of the board of directors of (I) any parent of the Corporation or the entity surviving such merger or consolidation or (II) if there is no such parent, of the Corporation or such surviving entity, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities; or

iv.
the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or there is consummated the sale, disposition or long-term lease by the Corporation of all or substantially all of the Corporation’s assets.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred (1) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of the Corporation as constituted immediately prior to such transaction or series of transactions, or (2) with respect to any Award subject to Section 409A of the Code, unless the applicable event also constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation under Section 409A(a)(2)(A)(v) of the Code.

I.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations promulgated thereunder, along with Treasury and IRS interpretations thereof. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

J.
“Common Stock” means the common stock, par value $.06 per share, of the Corporation or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 13 of the Plan.

K.
“Compensation Committee” means the Compensation Committee of the Board, or any other committee of the Board or subcommittee thereof authorized to administer this Plan in accordance with Section 12 of the Plan.

L.	“Corporation” means Gentex Corporation, a Michigan corporation, and its successors.

M.
“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Board, the Compensation Committee, or an Authorized Officer and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Board, the Compensation Committee, or an Authorized Officer.

N.	“Director” means a member of the Board.

O.
“Effective Date” means May 16, 2019 as long as the Plan is approved by the shareholders of the Corporation; provided, however, any Awards made prior to such date which are granted contingent upon such shareholder approval of the Plan shall be effective and remain in place once such shareholder approval of the Plan is obtained. If shareholder approval is not obtained, the Plan shall not become effective, any Awards made under the Plan shall be expunged, and the Prior Plans shall remain in place.

P.	“Employee” means any employee of the Corporation or of any Subsidiary.

Q.	“Employer” means the Corporation or any successor thereto or a Subsidiary.

R.
“Evidence of Award” means an agreement, certificate, resolution or other written evidence, whether or not in electronic form, that sets forth the terms and conditions of an Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, not inconsistent with this Plan, as the Compensation Committee or an Authorized Officer may approve. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Corporation and, unless determined otherwise by the Compensation Committee, need not be signed by a representative of the Corporation or a Participant.

S.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Reference to any section or subsection of the Exchange Act includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

T.	“Executive Officer” means an officer of the Corporation who is subject to the liability provisions of Section 16 of the Exchange Act.

U.	“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of the Plan that is not granted in tandem with an Option Right.

V.
“Good Reason” shall have the meaning assigned such term in the employment agreement, if any, between a Participant and an Employer and, in the absence of such an agreement, the meaning specified in the applicable Evidence of Award.

W.	“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code.

X.
“Market Value per Share” means, as of any particular date the closing sale price of the Common Stock as reported on the NASDAQ Global Select Market or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If the Common Stock is not traded as of any given date, the Market Value per Share means the closing price for the Common Stock on the principal exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock was traded. If there is no regular public trading market for such Common Stock, the Market Value per Share of the Common Stock shall be the fair market value of the Common Stock as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and, to the extent an Award is subject to Section 409A of the Code, is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

Y.	“Non-Employee Director” means a member of the Board who is not an Employee.

Z.	“Non-Qualified Options” means Option Rights that are not intended to qualify as “incentive stock options” under Section 422 of the code.

AA.	“Optionee” means the Participant named in an Evidence of Award evidencing an outstanding Option Right.

AB.	“Option Price” means the purchase price payable on exercise of an Option Right.

AC.	“Option Right” means the right to purchase shares of Common Stock upon exercise of a Non-Qualified Option or an Incentive Stock Option granted pursuant to Section 4 of the Plan.

AD.	“Other Award” means an Award granted pursuant to Section 9 of the Plan.

AE.
“Participant” means a person who is selected by the Board, the Compensation Committee or an Authorized Officer to receive benefits under this Plan and who is at the time an Employee or a Non-Employee Director.

AF.
“Performance Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, the Compensation Committee, or an Authorized Officer, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Awards or dividend credits pursuant to the Plan. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of a joint venture, Subsidiary, business unit, division, department, business segment, region or function and/or that are related to the performance of the individual Participant. The Performance Objectives may be made relative to the performance of other companies or an index covering multiple companies. The Performance Objectives applicable to any Award can be based on specified levels of or growth in any appropriately determined Performance Objective.

With respect to any grant under the Plan, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Compensation Committee may in its discretion modify such Performance Objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.

AG.
"Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of the Plan within which the Performance Objectives relating to such Performance Share or Performance Unit are to be achieved.

AH.	“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of the plan.

AI.	“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of the Plan that records a unit equivalent to $1.00 or such other value as is determined by the Compensation Committee.

AJ.
“Person” means shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any director or indirect subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any direct or indirect subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

AK.	“Plan” means this Gentex Corporation 2019 Omnibus Incentive Plan, as it may be amended from time to time.

AL.	“Prior Plans” means the Employee Stock Option Plan, Second Restricted Stock Plan, and 2012 Amended and Restated Nonemployee Director Stock Option Plan.

AM.	“Restricted Stock” means shares of Common Stock granted pursuant to Section 6 of the Plan.

AN.	“Restricted Stock Unit” means an award granted pursuant to Section 7 of the Plan of the right to receive shares of Common Stock or cash at the end of the Restriction Period.

AO.	"Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of the plan.

AP.
“Spread” means the excess of the Market Value per Share on the date when an (i) Option Right is exercised over the Option Price, or (ii) Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

AQ.
“Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

AR.
“Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Corporation or with which the Corporation directly or indirectly combines.

AS.	“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of the Plan that is granted in tandem with an Option Right.

AT.	“Ten Percent Shareholder” means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Corporation, within the meaning of Section 422 of the Code.

AU.
“Termination Date,” for purposes of the Plan, except as may be otherwise prescribed by the Compensation Committee or an Authorized Officer in an Evidence of Award, means with respect to any Employee, the date on which the Employee ceases to be employed by an Employer.

3.	Shares Subject to this Plan.

A.	Maximum Shares Available Under Plan.

i.
Subject to adjustment as provided in Section 13 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued or delivered under the Plan is 45,000,000 shares of Common Stock ("Available Common Shares"). Performance Shares, Restricted Stock, or any other Awards granted with a per share price of less than 100% of the Market Value per Share as determined for such Awards ("Full Value Awards") shall be counted against the Available Common Shares as 4.06 shares for every one share of Common Stock subject thereto. Option Rights and Appreciation Rights granted with a per share price of at least 100% of the Market Value per Share as determined for such Award shall be counted against the Available Common Shares as one share for every one share of Common Stock subject thereto. From and after the Effective Date, no new grants shall be made under the Prior Plans, but outstanding grants made under the Prior Plans will remain subject to the terms and conditions of the Prior Plans. Any Award that by its terms can be settled only in cash shall not count against the number of shares of Common Stock available for award under the Plan.

ii.
In addition to the shares of Common Stock authorized in Section 3.A.i. of the Plan, if and to the extent any (A) Option Right, Appreciation Right or other Award granted pursuant to this Plan terminates, expires or is forfeited without having been exercised or settled in full, or (B) Award granted pursuant to this Plan that may be settled in either cash or shares of Common Stock is settled in cash, then the underlying shares of Common Stock, including Full Value Awards counted as such, again shall be available for grant under this Plan and credited toward the Plan limit as set forth in Section 3.A.i. of the Plan.

iii.
Shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Corporation by a Participant or withheld from the Award by the Corporation as full or partial payment of the exercise price of any Award or in payment of any applicable withholding for Federal, state, city, local or foreign taxes incurred in connection with the exercise, vesting or earning of any Award under the Plan will not become available for future grants under the Plan. With respect to an Appreciation Right, when such Appreciation Right is exercised and settled in shares of Common Stock, the shares of Common Stock subject to such Appreciation Right shall be counted against the shares of Common Stock available for issuance under the Plan as one share of Common Stock for every one share of Common Stock subject thereto, regardless of the number of shares of Common Stock used to settle the Appreciation Right upon exercise.

B.
Life-of-Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 13 of the Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 2,000,000.

C.	Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 13 of the Plan:

i.
During any Performance Period no Participant shall be granted Option Rights or Appreciation Rights or Other Awards with rights which are substantially similar to Option Rights or Appreciation Rights, in the aggregate, for more than 1,000,000 shares of Common Stock.

ii.
For grants of performance-based Awards, during any Performance Period no Participant shall be granted Restricted Stock, Restricted Stock Units or stock-denominated Performance Shares or Other Awards with rights which are substantially similar to Performance Shares, in the aggregate, for more than 1,000,000 shares of Common Stock.

iii.
For grants of performance-based Awards, during any Performance Period no Participant shall be granted Performance Units or cash-denominated Other Awards with rights which are substantially similar to Performance Units pursuant to which the Participant can receive, in the aggregate, more than $10,000,000.

iv.	During any calendar year no Participant who is a Non-Employee Director shall be granted overall compensation (inclusive of cash compensation) in excess of $500,000.

D.	Substitute Awards. Any Substitute Awards granted by the Corporation shall not reduce the shares of Common Stock available for Awards under the Plan.

4.	Option Rights.

A.
The Board, the Compensation Committee or, in accordance with Section 12(D) of the Plan, an Authorized Officer, may, from time to time and upon such terms and conditions as it or the Authorized Officer may determine, grant Option Rights to Participants. Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Options, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who at the time of grant meet the definition of “employee” under Section 3401(c) of the Code in respect of the Corporation or a Subsidiary.

B.	Each Option Right will be memorialized by an Evidence of Award that shall specify:

i.	the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;

ii.	the Option Price per share of Common Stock, which may not be less than the Market Value Per Share on the Date of Grant (provided, however, that in the case of the grant of an Incentive Stock Option to a Ten Percent Shareholder the Option Price shall not be less than 110 percent of the Market Value Per Share on the Date of Grant);

iii.
whether the Option Price will be payable (A) in cash or by check or by wire transfer of immediately available funds, (B) by the actual or constructive transfer to the Corporation of whole shares of Common Stock owned by the Optionee (or other consideration authorized pursuant to the Plan) having a value at the time of exercise equal to the total Option Price, (C) by means of a broker-assisted cashless exercise, (D) by the withholding of shares of Common Stock from delivery with a value equal to some portion or all of the Option Price, (E) by a combination of such methods of payment, or (F) by such other methods as may be approved by the Compensation Committee;

iv.
the conditions for the Option Rights or installments thereof to become exercisable (including without limitation the attainment of Performance Objectives) and the periods for which they will remain exercisable; and

v.
such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Option Right or proceeds attributable thereto may be subject to recoupment in circumstances of Optionee conduct deemed detrimental to the Corporation or its Affiliates.

C.	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

D.	Except as provided in Section 11, each Award of Option Rights granted under this Plan shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

E.
Any grant of Option Rights may provide for the earlier exercise of such Option Rights or other modifications in the event of specified terminations of the Optionee’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

F.
Except as provided in an Evidence of Award, in the event of a Participant's termination of employment or service, any Option Rights that have not vested as of the Participant's Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Option Rights.

G.	The exercise of an Option Right will result in the cancellation on a share-for-share basis of any related Tandem Appreciation Right authorized under Section 5 of the Plan.

H.
No Option Right will be exercisable more than ten (10) years from the Date of Grant (five (5) years in the case of the grant of an Incentive Stock Option to Participant who is a Ten Percent Shareholder on the Date of Grant).

I.
Except as provided in an Evidence of Award, in the event of an Optionee’s termination of employment or service, any Option Rights that have not vested as of the Optionee’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Optionee will have no further rights in respect of such Option Rights.

J.
In no event may any Option Right be repurchased or cancelled in exchange for cash or other consideration at a time when the Option Price exceeds the Market Value Per Share subject to such Option Right.

5.	Appreciation Rights.

A.
The Board, the Compensation Committee or, in accordance with Section 12.D. of the Plan, an Authorized Officer, may grant (i) to any Optionee, Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, Free-Standing Appreciation Rights.

B.
A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Compensation Committee or an Authorized Officer, which will be expressed as a percentage of the Spread on the related Option Right (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.

C.	A Free-Standing Appreciation Right will be a right of the Participant to receive from the Corporation an amount determined by the Compensation Committee or an Authorized Officer,

which will be expressed as a percentage of the Spread (not exceeding one hundred percent (100%)) at the time of exercise.

D.	Each Appreciation Right will be memorialized by an Evidence of Award that shall specify:

i.	The number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;

ii.
the percentage of the Spread (not exceeding 100%) payable at the time of exercise and whether such amount shall be paid by the Corporation in cash, in shares of Common Stock or in any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant);

iii.
the conditions for the Appreciation Rights or installments thereof to become exercisable (including without limitation the attainment of Performance Objectives) and the periods for which they will remain exercisable; and

iv.
such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Appreciation Right or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.

E.	Except as provided in Section 11, each Award of Appreciation Rights granted under this Plan shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

F.
Any grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

G.
Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Appreciation Rights that have not vested as of the Participant’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Appreciation Rights.

H.
Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised. In the case of a Tandem Appreciation Right granted in relation to an Incentive Stock Option to an employee who is a Ten Percent Shareholder on the Date of Grant, the amount payable with respect to each Tandem Appreciation Right shall be equal in value to the applicable percentage of the excess, if any, of the Market Value Per Share on the exercise date over the Base Price of the Tandem Appreciation Right, which Base Price shall not be less than 110 percent of the Market Value Per Share on the date the Tandem Appreciation Right is granted.

I.	Regarding Free-Standing Appreciation Rights only:

i.	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value Per Share on the Date of Grant;

ii.	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

iii.	No Free-Standing Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Date of Grant.

J.
In no event may any Appreciation Right be repurchased or cancelled in exchange for cash or other consideration at a time when the Base Price exceeds the Market Value Per Share subject to such Appreciation Right.

6.	Restricted Stock.

A.	The Board, the Compensation Committee or, in accordance with Section 12.D. of the Plan, an Authorized Officer, may grant Restricted Stock to Participants.

B.	Each such grant will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to and Section 22.

C.	Each grant of Restricted Stock will be memorialized by an Evidence of Award that shall specify:

i.	the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;

ii.
any restrictions on transfer and forfeitability provisions applicable to the Restricted Stock (which restrictions may include, without limitation, subjecting the Restricted Stock to a substantial risk of forfeiture in the hands of any transferee);

iii.	the conditions under which restrictions on transfer and forfeitability provisions shall lapse, including without limitation upon the attainment of Performance Objectives; and

iv.
such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Restricted Stock or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.

D.	Except as provided in Section 11, each Award of Restricted Stock granted under this Plan shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

E.
Any grant of Restricted Stock may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

F.
Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Restricted Stock that has not yet become free of restrictions will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Restricted Stock.

G.
Any grant of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock (which may be subject to the same restrictions as the underlying Award) or be paid in cash on a deferred or contingent basis, subject to Section 22.

H.
Unless otherwise directed by the Compensation Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Corporation until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Common Stock, or (ii) all uncertificated shares of Restricted Stock will be held at the Corporation’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.	Restricted Stock Units.

A.
The Board, the Compensation Committee or, in accordance with Section 12.D. of the Plan, an Authorized Officer, may grant Restricted Stock Units to Participants. Each such grant of Restricted Stock Units will constitute the agreement by the Corporation to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services.

B.	Each grant of Restricted Stock Units will be memorialized by an Evidence of Award that shall specify:

i.	the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;

ii.	the conditions for the Restricted Stock Units or installments thereof to vest (including without limitation the attainment of Performance Objectives);

iii.
whether payment thereunder shall be made in Common Stock, cash or any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant) and the time or times at which such amounts shall be payable; and

iv.
such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Restricted Stock Units or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.

C.
During the Restriction Period, the Participant will have none of the rights of a shareholder of any shares of Common Stock with respect to such Restricted Stock Units, but the Compensation Committee or Authorized Officer may authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock, subject to Section 22.

D.	Except as provided in Section 11, each Award of Restricted Stock Units granted under this Plan shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

E.
Any grant of Restricted Stock Units may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

F.
Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Restricted Stock Unit that has not yet become vested will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Restricted Stock Units.

8.	Performance Shares and Performance Units.

A.
The Board, the Compensation Committee or, in accordance with Section 12.D. of the Plan, an Authorized Officer, may grant Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Performance Objectives during the Performance Period.

B.	Each grant of Performance Shares or Performance Units will be memorialized by an Evidence of Award that shall specify:

i.
the number of units or shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan, which number may be subject to adjustment to reflect changes in compensation or other factors;

ii.	the conditions for the Performance Shares or Performance Units or installments thereof to vest;

iii.
whether payment under Performance Shares or Performance Units shall be made in Common Stock, cash or any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant) and the time or times at which such amounts shall be payable; and

iv.
such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Performance Shares or Performance Units or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.

C.	Except as provided in Section 11, each Award of Performance Shares or Performance Units granted under this Plan shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

D.
Any grant of Performance Shares or Performance Units may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

E.
Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Performance Share or Performance Unit that has not yet become vested will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Performance Shares or Performance Units.

F.
During the Performance Period, the Participant will have none of the rights of a shareholder of any shares of Common Stock with respect to Performance Shares, but the Compensation Committee or Authorized Officer may authorize the payment of dividend equivalents on Performance Shares on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock, subject to Section 22.

9.	Other Awards.

A.
The Board, the Compensation Committee or, in accordance with Section 12.D. of the Plan, an Authorized Officer, may, subject to limitations under applicable law, rule, or regulation applicable to the Corporation, authorize grants to any Participant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to (i) shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Corporation or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Compensation Committee or Authorized Officer, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of, the Corporation, (ii) cash, or (iii) any combination of the foregoing, including without limitation grants of cash or shares of Common Stock as a bonus or in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, all subject to such terms as shall be determined by the Compensation Committee or Authorized Officer.

B.	Each grant of an Other Award will be memorialized by an Evidence of Award that shall specify:

i.	the number of shares of Common Stock and/or the amount of cash to which it pertains, subject to the limitations set forth in Section 3 of the Plan;

ii.	the conditions for the Other Award or installments thereof to vest (including without limitation the attainment of Performance Objectives);

iii.
whether payment thereunder shall be made in Common Stock, cash or any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant) and the time or times at which such amounts shall be payable; and

iv.
such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Other Award or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.

C.	Except as provided in Section 11, each Other Award granted under this Plan shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.

D.
Any grant of an Other Award may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.

E.
Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Other Award that has not yet become vested will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Other Award.

10.Awards to Non-Employee Directors. The Board may from time to time grant Awards to Non-Employee Directors upon the terms and conditions otherwise applicable to the grants of Awards under the Plan. If a Non-Employee Director subsequently becomes an employee of the Corporation or a Subsidiary while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.

11.Minimum Vesting Period. Awards covering in the aggregate not more than 5% of the shares of Common Stock available for issuance under the Plan shall not necessarily be subject to the restrictions set forth Section 4.D., 5.E., 6.D., 7.D., 8.C., or 9.C.

12.	Administration of the Plan.

A.
This Plan will be administered by the Compensation Committee. The Board or the Compensation Committee, as applicable, may from time to time delegate all or any part of its authority under this Plan to any other committee of the Board or subcommittee thereof consisting exclusively of not less than two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange

Commission promulgated under the Exchange Act, and an “independent director” within the meaning of the rules of the NASDAQ, as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board or the Compensation Committee, as applicable, will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).

B.
The interpretation and construction by the Compensation Committee of any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award, and any determination by the Compensation Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

C.
To the extent permitted by applicable law but subject to Section 12.D. of the Plan, the Board or the Compensation Committee, as applicable, may, from time to time, delegate to one or more of its members or to one or more officers of the Corporation, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the Compensation Committee or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Compensation Committee or such person may have under this Plan.

D.
To the extent permitted by applicable law, rule, and regulation, the Compensation Committee may, by resolution, authorize one or more Executive Officers of the Corporation (each, an “Authorized Officer”), to do one or both of the following on the same basis as the Compensation Committee: (i) designate Participants to be recipients of Awards under this Plan and (ii) determine the size of any such Awards; provided, however, that (A) the Compensation Committee shall not delegate such responsibilities to any Executive Officer for Awards granted to a Participant who is an Executive Officer, a Director, or a more than 10% beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act, and (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock the Authorized Officer(s) may grant. The Authorized Officer(s) shall report periodically to the Compensation Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

13.Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares, Performance Units and Other Awards, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event specified in this Section 13 of the Plan, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it may determine, in good faith, to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Compensation Committee also shall make or provide for such adjustments in the numbers of shares specified in Section 3 of the Plan as is appropriate to reflect any transaction or event described in this Section 13.

14.	Change in Control.

A.
Except as otherwise provided in an Evidence of Award or by the Compensation Committee at the Date of Grant, to the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Performance Objectives with respect to outstanding Awards shall be deemed to be satisfied at target.

B.	Except as otherwise provided in an Evidence of Award or by the Compensation Committee, to the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, any outstanding Awards that are subject to Performance Objectives shall be converted by the resulting entity or its direct or indirect parent, as if target performance had been achieved as of the date of the Change in Control, and each Award of: (i) Performance Shares or Performance Units shall continue to vest during the remaining Performance Period, (ii) Restricted Stock shall remain subject to the otherwise applicable vesting conditions during the remaining vesting period, (iii) Restricted Stock Units shall remain subject to the otherwise applicable vesting conditions during the Restriction Period, and (iv) all other Awards shall remain subject to the otherwise applicable vesting conditions during the remaining vesting period, if any.

C.
Except as otherwise provided in an Evidence of Award or by the Compensation Committee, to the extent outstanding Awards granted under this Plan are either assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, if a Participant’s service is terminated without Cause by the Corporation, any of its Subsidiaries or the resulting entity or a Participant resigns his or her employment with an Employer for Good Reason, in either case, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

D.
Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Board in its discretion, at or after the Date of Grant, may (i) provide for the cancellation of each outstanding and unexercised Option Right or Appreciation Right with an Option Price or Base Price, as applicable, less than the highest price per share of Common Stock paid for a share of Common Stock in the Change in Control (or, if less, the Market Value Per Share at the time of cancellation to the extent required to avoid imposition of a tax under Section 409A of the Code) (such amount the “Transaction Consideration”) in exchange for a cash payment to be made at the same time as payment is made to holders of Common Stock in connection with the Change in Control in an amount equal to the amount by which the Transaction Consideration exceeds the Option Price or Base Price, as applicable, multiplied by the number of shares of Common Stock granted under the Option Right or Appreciation Right, and (ii) provide for the cancellation of each outstanding and unexercised Option Right or Appreciation Right with an Option Price or Base Price, as applicable, equal to or more than the Transaction Consideration without any payment to the holder of such Option Right or Appreciation Right, as applicable.

E.
Notwithstanding any provision of the Plan to the contrary, to the extent an Award constitutes a “deferral of compensation” for purposes of Section 409A of the Code, and such Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of: (i) the Participant’s “separation from service” with the Corporation (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six (6) months after the date of the Participant’s separation from service with the Employer, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

15.Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board or the Compensation Committee may provide for such special terms for awards to participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation or any Subsidiary under an agreement with a foreign nation or agency, as the Board or the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

16.	Transferability.

A.
Except as otherwise determined by the Board or the Compensation Committee pursuant to the provisions of Section 16.C. of the Plan, no Award or dividend equivalents paid with respect to Awards made under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of the Corporation as the Board or the Compensation Committee may determine; provided, however, that if so determined by the Compensation Committee, each Participant may, in a manner established by the Board or the Compensation Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive shares of Common Stock or other property issued upon such exercise.

B.
The Compensation Committee or an Authorized Officer may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of the Plan, will be subject to further restrictions on transfer.

C.
Notwithstanding Section 16.A. of the Plan, the Board or the Compensation Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Corporation and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Compensation Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

17.Withholding Taxes. To the extent that an Employer is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Employer for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit or the delivery to the Corporation of other shares of Common Stock held by such Participant. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Corporation may withhold such shares of Common Stock having a value equal to the amount required to be withheld. In no event shall the Market Value Per Share of the shares of Common Stock to be withheld pursuant to this section to satisfy applicable withholding taxes in connection with the benefit exceed the maximum statutory withholding amount permitted that will not result in a negative accounting impact.

18. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder are exempt from Section 409A of the Code or are structured in a manner that would not cause a Participant to be subject to taxes and interest pursuant to Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.

19.Effective Date and Term of Plan. This Plan will be effective as of the Effective Date, provided the shareholders of the Company approve the Plan. No grant will be made under this Plan more than ten (10) years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

20.	Amendments and Termination.

A.	The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law, rule, or regulation, including the rules of the NASDAQ or any other securities exchange on which Common Stock is traded or quoted. Except as otherwise provided in Section 14 of the Plan, no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Compensation Committee, without such Participant’s written consent.

B.
Notwithstanding Section 20.A. of the Plan, the Corporation shall obtain shareholder approval for: (i) subject to Section 13 of the Plan, a reduction in the exercise price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price); (ii) any amendment to materially expand the group of individuals eligible for Awards under the Plan; (iii) an increase to the maximum number of shares of Common Stock available for issuance under the Plan (other than adjustments in accordance with Section 13 of the Plan); or (iv) amendments that would materially increase the benefits accruing to Participants under this Plan.

21.Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted under this Plan for grants or awards held by employees of a company or entity who become employees of the Corporation or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Corporation or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Compensation Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.

22.Dividends and Dividend Equivalents. The Compensation Committee may provide the Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards, or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Corporation subject to vesting of the Award, or reinvestment in additional shares of Common Stock or other Awards, provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Option Rights or Appreciation Rights or (ii) unearned Performance Shares or Performance Units or other unearned Awards subject to performance conditions (other than or in addition to the passage of time); provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).

23. Governing Law. This Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Michigan, without regard to its conflicts of laws principles.

24.	Miscellaneous Provisions.

A.
The Corporation will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board or the Compensation Committee may provide for the elimination of fractional shares or for the settlement of fractional shares in cash.

B.
This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor will it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

C.
No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Compensation Committee, contrary to any law, rule or regulation of any duly constituted authority having jurisdiction over this Plan.

D.
No Participant shall have any rights as a shareholder with respect to any shares of Common Stock subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Corporation.

E.	The Compensation Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.

F.
Except with respect to Option Rights and Appreciation Rights, the Compensation Committee may permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Compensation Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, subject to Section 22.

G.
Any Award granted under the terms of the Plan may specify in the Evidence of Award that the Participant is subject to restrictive covenants including, but not limited to, covenants not to compete and covenants not to solicit, unless otherwise determined by the Compensation Committee.

H.
Participants shall provide the Corporation with a completed, written election form setting forth the name and contact information of the person who will have beneficial ownership rights of Awards made to the Participant under this Plan upon the death of the Participant.

I.
If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Board or the Compensation Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board or the Compensation Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.